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Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Class P Common Stock, par value $0.01 per share	$2,008,440,000	$230,167.23

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-179812

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2012)

63,000,000 Shares

Kinder Morgan, Inc.

Common Stock

        The selling stockholders identified in this prospectus supplement are offering 63,000,000 shares of our Class P common stock, referred to as our "common stock." We are not selling any shares of common stock and will not receive any proceeds from this offering. Our common stock is listed on the New York Stock Exchange under the symbol "KMI." On June 5, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $33.02 per share.

        Upon completion of this offering, the investors we refer to as the Original Investors will continue to own all of our investor retained stock, which will be convertible into a fixed aggregate of 470,043,494 shares of our common stock, and will also own 63,991,337 shares of common stock, together representing 51.5% of our common stock on a fully-converted basis. Accordingly, following this offering, the Original Investors will continue to be able to exercise control over all matters requiring stockholder approval. See "Description of Our Capital Stock" in this prospectus supplement.

	Per Share	Total
Public offering price	$31.88	$2,008,440,000
Underwriting discount	$0.15	$9,450,000
Proceeds to the selling stockholders (before expenses)	$31.73	$1,998,990,000

        Investing in our common stock involves risks. You should review carefully the risk factors identified in the documents incorporated by reference herein for a discussion of important risks you should consider before investing in our common stock. Also, please read the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares of common stock against payment in New York, New York on June 11, 2012.

Barclays

June 6, 2012

        This document is in two parts. The first part is the prospectus supplement, which provides a brief description of our business and the specific terms of this offering of common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or any other information to which we have referred you. We and the selling stockholders have not, and the underwriter has not, authorized anyone to provide you with different or additional information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the respective dates on the front covers of those documents. You should not assume that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements, and the pro forma financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequently filed Exchange Act reports, and "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus supplement, for more information about important risks that you should consider before investing in our common stock. As used in this prospectus supplement and the accompanying prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

Kinder Morgan, Inc.

Our Business

        We are a publicly-traded Delaware corporation, with our common stock traded on the New York Stock Exchange, referred to as the "NYSE," under the ticker symbol "KMI." We are a leading pipeline transportation and energy storage company in North America. Our pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and our terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. We own the general partner interest of Kinder Morgan Energy Partners, L.P., referred to as "KMP," one of the largest publicly-traded pipeline limited partnerships in America.

        Effective on May 25, 2012, we completed the acquisition of all of the outstanding shares of El Paso Corporation, referred to as "El Paso." El Paso owns one of North America's largest interstate natural gas pipeline systems and an emerging midstream business. El Paso also owns a 43.5 percent limited partner interest and the 2 percent general partner interest in El Paso Pipeline Partners, L.P., referred to as "EPB." The combined enterprise, including the associated master limited partnerships, KMP and EPB, owns an interest in or operates more than 75,000 miles of pipeline and 180 terminals and represents the largest natural gas pipeline network in the United States, the largest independent transporter of petroleum products in the United States, the largest transporter of CO2 in the United States, the second largest oil producer in Texas and the largest independent terminal owner/operator in the United States.

        In connection with our acquisition of El Paso, we issued approximately 330.2 million shares of common stock and approximately 504.6 million warrants to purchase our common stock and paid approximately $11,550.6 million in cash to former El Paso stockholders and equity award holders. Each warrant entitles the holder to purchase one share of our common stock for an exercise price of $40, payable in cash or by cashless exercise, at any time until May 25, 2017. On May 23, 2012, we announced that our board of directors had approved a warrant repurchase program, authorizing us to repurchase in the aggregate up to $250 million of the warrants we issued in our acquisition of El Paso.

        Incorporating the impact of the El Paso acquisition, we expect to declare dividends of at least $1.40 per share for 2012, and intend to recommend to our board of directors a dividend of $0.35 per share for the second quarter of 2012.

Background and Investors

        KMP was formed in 1992, and its general partner was acquired by Richard D. Kinder and William V. Morgan in 1997. We were formed in 2006 in connection with a transaction we refer to as the "Going Private Transaction," and prior to our initial public offering in February 2011, were owned by individuals and entities we refer to collectively as the "Original Investors." The Original Investors are:

  •
  Richard D. Kinder, our Chairman and Chief Executive Officer;

  •
  investment funds advised by, or affiliated with, Goldman, Sachs & Co. (which funds we refer to as "Goldman Sachs"), Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC, which we refer to collectively as the "Sponsor Investors;"

  •
  Fayez Sarofim, one of our directors, and investment entities affiliated with him, and an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders, whom we refer to collectively as the "Original Stockholders;" and

  •
  a number of other members of our management, whom we refer to collectively as "Other Management."

        Our capital stock consists of common stock, Class A shares, Class B shares and Class C shares. The Class A shares, Class B shares and Class C shares are owned by the Original Investors and are collectively referred to as "investor retained stock." Following the completion of this offering, the remaining shares of our investor retained stock will be convertible into a fixed aggregate of 470,043,494 shares of our common stock, and we will have 1,036,977,011 shares of common stock outstanding following this offering on a fully-converted basis. In the aggregate, our investor retained stock is entitled to receive a dividend per share on a fully-converted basis equal to the dividend per share on our common stock. The conversion of shares of investor retained stock into shares of common stock does not increase our total fully-converted shares outstanding, or impact the aggregate dividends we pay or the dividends we pay per share on our common stock. As a result, the holders of our common stock are not diluted by the conversion of the investor retained stock into shares of our common stock.

        Certain of the Sponsor Investors are the selling stockholders in this offering and will convert some of their investor retained stock into the common stock they sell.

        The Class A shares represent capital contributed by the Original Investors at the time of the Going Private Transaction. The Class B shares and Class C shares represent incentive compensation that is held by members of management, including Mr. Kinder only in the case of the Class B shares. Holders of our common stock do not bear any of the direct economic cost of this incentive compensation arrangement and are not diluted as a result.

Offices

        The address of our principal executive offices is 500 Dallas Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

 The Offering

Common stock offered by the selling stockholders	63,000,000 shares.
Common stock to be outstanding immediately after this offering	566,933,517 shares.
Common stock into which outstanding shares of investor retained stock will be convertible immediately after this offering	470,043,494 shares.
Common stock to be outstanding immediately after this offering on a fully-converted basis	1,036,977,011 shares.
Use of Proceeds	We will not receive any of the proceeds from the sale of shares in this offering.
Price	$31.88 per share.
New York Stock Exchange symbol	KMI
Dividend policy	Our dividend policy provides that, subject to applicable law, we will pay quarterly cash dividends generally representing the cash we receive from our subsidiaries less any cash disbursements and reserves established by our board of directors, including for general and administrative expenses, interest and cash taxes. Our current quarterly dividend rate is $0.32 per share, or $1.28 per share on an annualized basis, based on the quarterly dividend paid by us on May 16, 2012 for the first quarter of 2012, but as noted above, we expect to declare dividends of at least $1.40 per share for 2012. We generally pay dividends on our common stock the business day after we receive quarterly distributions from KMP and EPB, which are paid within 45 days following each March 31, June 30, September 30 and December 31. We expect to declare and pay the first dividend payable on the common stock offered by this prospectus supplement in the third quarter of 2012. See "Price Range of Common Stock and Dividends" and "Dividend Policy" in this prospectus supplement.
Voting rights	Holders of common stock are entitled to one vote per share. As to the investor retained stock, holders of Class A shares are entitled to one vote per share, and holders of Class B shares and Class C shares are entitled to 1/10th of a vote per share on the election of directors. Upon completion of this offering, the investor retained stock will represent approximately 45.8% of the voting power of all of our outstanding capital stock with respect to the election of directors and the Original Investors will own shares of common stock representing an additional approximately 6.1% of such voting power. See "Description of Our Capital Stock" in this prospectus supplement.

Risk Factors	An investment in our common stock involves risks. Please read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2011 and our subsequently filed Exchange Act reports, and "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus supplement. Realization of any of those risks or adverse results from the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations.

        Unless otherwise indicated, references in this prospectus supplement to the number of shares of common stock to be outstanding immediately after this offering exclude:

  •
  13,644,569 shares of common stock issuable in the future under our equity compensation plans, consisting of 13,400,229 and 244,340 shares of common stock reserved for issuance under our Stock Incentive Plan and Stock Compensation Plan for Non-Employee Directors, respectively, and

  •
  a maximum of 504,598,998 shares of common stock issuable upon exercise of outstanding warrants that were issued to former El Paso stockholders in our acquisition of El Paso, as that number may be reduced by our open-market repurchases.

USE OF PROCEEDS

        All of the shares of common stock being sold in this offering are being sold by the selling stockholders. See "Selling Stockholders." We will not receive any of the proceeds from this offering.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock has been listed on the New York Stock Exchange since our initial public offering in February 2011 under the symbol "KMI." The following table sets forth the high and low sales prices of the common stock, as reported by the NYSE, and the amount of dividends declared on each share of common stock in respect of the periods indicated.

	Price Range
			Cash Dividends(1)
	High	Low
2012
Second quarter (through June 5, 2012)	$40.25	$31.60		(2)
First quarter	39.25	31.76	$0.32
2011
Fourth quarter	32.25	24.66	0.31
Third quarter	29.45	23.51	0.30
Second quarter	29.97	26.87	0.30
First quarter	32.14	29.50	0.14	(3)

(1)
Represents cash dividends attributable to the quarter. Cash dividends declared in respect of a calendar quarter are paid in the following calendar quarter.

(2)
The cash dividend for this quarter has not yet been declared. We will declare and pay the first cash divided on each share of our common stock after this offering in the third quarter of 2012.

(3)
This dividend was prorated from February 16, 2011, the day we closed our initial public offering. Based on a full quarter, the dividend amounts to $0.29 per share.

        The last reported sale price of our common stock on the New York Stock Exchange on June 5, 2012 was $33.02 per share. As of June 5, 2012, there were approximately 4,600 stockholders of record of our common stock. This number does not include stockholders whose shares are held in street name by other entities. The actual number of stockholders is greater than the number of holders of record.

        We expect to declare and pay the first dividend payable on the common stock offered by this prospectus supplement in the third quarter of 2012, and intend to recommend to our board of directors that such dividend be $0.35 per share. However, the actual amount of dividends will depend on many factors. See "Dividend Policy."

DIVIDEND POLICY

        Our board of directors has adopted the dividend policy set forth in our shareholders agreement, which provides that, subject to applicable law, we will pay quarterly cash dividends on all classes of our capital stock equal to the cash we receive from our subsidiaries and other sources less any cash disbursements and reserves established by a majority vote of our board of directors, including for general and administrative expenses, interest and cash taxes. The division of our dividends among our classes of capital stock is in accordance with our charter. Our board of directors may declare dividends by a majority vote in accordance with our dividend policy pursuant to our bylaws. This policy reflects our judgment that our stockholders would be better served if we distributed to them a substantial portion of our cash. As a result, we may not retain a sufficient amount of cash to fund our operations or to finance unanticipated capital expenditures or growth opportunities, including acquisitions.

        Dividends on our common stock are not cumulative. Dividends on our investor retained stock generally are paid at the same time as dividends on our common stock and are based on the aggregate number of shares of common stock into which our investor retained stock is convertible on the record date for the applicable dividend. The portion of our dividends payable on the three classes of our investor retained stock may vary among those classes, but the variations will not affect the dividends we pay on our common stock since the total number of shares of common stock into which our investor retained stock could convert in the aggregate was fixed on the closing of our initial public offering. Following the completion of this offering, our remaining Class A shares, Class B shares and Class C shares will be convertible into an aggregate of 470,043,494 shares of our common stock, which will represent 45.3% of our common stock on a fully-converted basis. See "Description of Our Capital Stock—Classes of Common Stock—Dividends" in this prospectus supplement.

        Our board of directors may amend, revoke or suspend our dividend policy at any time and for any reason, which would require a supermajority board approval while the Sponsor Investors maintain prescribed ownership thresholds. During that time, supermajority approval would also be required to declare and pay any dividends that are not in accordance with our dividend policy. There is nothing in our dividend policy or our governing documents that prohibits us from borrowing to pay dividends. See "Description of Our Capital Stock—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Supermajority Board Approval" in this prospectus supplement. The actual amount of dividends to be paid on our capital stock will depend on many factors, including our financial condition and results of operations, liquidity requirements, market opportunities, our capital requirements, legal, regulatory and contractual constraints, tax laws and other factors. In particular, distributions received from KMP will continue to be the most significant source of our cash available to pay dividends, and our ability to pay and increase dividends to our stockholders is primarily dependent on distributions received from KMP.

        Our dividends are not cumulative. Consequently, if dividends on our common stock are not paid at the intended levels, our common stockholders are not entitled to receive those payments in the future. We pay our dividends after we receive quarterly distributions from KMP and EPB, which are paid within 45 days after the end of each quarter, generally on or about the 15th day of each February, May, August and November. Therefore, our dividend generally will be paid on or about the 16th day of each February, May, August and November. If the day after we receive KMP's and EPB's distributions is not a business day, we expect to pay our dividend on the business day immediately following.

 CAPITALIZATION

        The following table sets forth our consolidated cash and capitalization as of March 31, 2012:

  •
  on an actual basis,

  •
  on an as adjusted basis after giving effect to our acquisition of El Paso, and

  •
  on an as further adjusted basis after giving effect to the consummation of this offering.

        You should read this table together with the other information in this prospectus supplement, including the historical and pro forma consolidated financial statements and notes to those financial statements, incorporated by reference in this prospectus supplement.

	March 31, 2012
	Actual	As Adjusted	As Further Adjusted
	(Unaudited) (Dollars in millions, except per share amounts)
Cash and cash equivalents(1)	$494	$853	$853

Kinder Morgan, Inc. and its subsidiaries (excluding KMP, El Paso and their respective subsidiaries):
Notes payable and current portion of long-term debt	$1,235	$1,610	$1,610
Long-term debt, excluding current portion(2)(3)	2,048	7,048	7,048
El Paso and its subsidiaries (including EPB and its subsidiaries):
Notes payable and current portion of long-term debt	—	361	361
Long-term debt, excluding current portion(2)	—	13,139	13,139
KMP and its subsidiaries:
Notes payable and current portion of long-term debt	891	891	891
Long-term debt, excluding current portion(2)	12,156	12,156	12,156

Total long-term debt, including current portion	16,330	35,205	35,205

Stockholders' equity:
Common stock, $0.01 par value, 2,000,000,000 shares authorized; 170,922,605 shares issued and outstanding, actual; 501,077,281 shares issued and outstanding, as adjusted; 566,933,517 shares issued and outstanding, as further adjusted	2	5	6
Class A shares, $0.01 par value, 707,000,000 shares authorized; 535,972,387 shares issued and outstanding, actual and as adjusted; 470,043,494 shares issued and outstanding, as further adjusted	5	5	5
Class B shares, $0.01 par value, 100,000,000 shares authorized, 94,132,596 shares issued and outstanding, actual and as adjusted; 93,579,094 shares issued and outstanding as further adjusted	1	1	1
Class C shares, $0.01 par value, 2,462,927 shares authorized, 2,318,258 shares issued and outstanding, actual and as adjusted; 2,317,387 shares issued and outstanding as further adjusted	—	—	—
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none outstanding	—	—	—
Additional paid-in capital	3,438	14,811	14,811
Retained earnings (deficit)	(202)	(375)	(375)
Accumulated other comprehensive loss	(128)	(128)	(128)

Total Kinder Morgan, Inc. stockholders' equity	3,116	14,319	14,320
Noncontrolling interests	5,006	8,803	8,803

Total capitalization	$24,452	$58,327	$58,328

(1)
Includes $491 million of cash and cash equivalents of KMP and its subsidiaries. Also includes $156 million of cash and cash equivalents of EPB and its subsidiaries, as adjusted and as further adjusted.

(2)
Excluding fair value of interest rate swaps.

(3)
Includes Kinder Morgan G.P., Inc.'s $100 million of Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057.

SELLING STOCKHOLDERS

        The following table sets forth information known to us regarding the beneficial ownership of our common stock by the selling stockholders, both immediately prior to and after giving effect to this offering. Beneficial ownership is determined in accordance with the rules of the SEC. Based on information provided to us, except as indicated in the footnotes to this table, the selling stockholders have sole voting and investment power with respect to the shares indicated.

Selling Stockholder	Number of Shares Beneficially Owned Immediately Prior to Completion of this Offering(1)	Percentage of Total Shares Outstanding Beneficially Owned Before Completion of this Offering(2)	Number of Shares Being Offered	Number of Shares Beneficially Owned After Completion of this Offering(1)	Percentage of Total Shares Outstanding Beneficially Owned After Completion of this Offering(2)
The Goldman Sachs Group, Inc.(3)	134,826,138	13.0%	36,695,835	96,750,011	9.3%
Carlyle Group Management L.L.C.(4)	51,246,481	4.9	12,700,000	37,797,632	3.6
Investment funds associated with Carlyle/Riverstone Global Energy and Power Fund III, L.P.(5)	51,246,481	4.9	13,604,165	36,842,564	3.6

(1)
Consists of the number of Class A shares owned by the selling stockholders, and assumes that such Class A shares are convertible into shares of our common stock on a one-for-one basis. The selling stockholders will convert some of their Class A shares into the shares of common stock they sell in this offering. As described in "Description of Our Capital Stock—Classes of Common Stock—General" and "—Voluntary Conversion," the actual number of shares of our common stock into which such Class A shares will convert will grow smaller, to the extent the Class B shares and Class C shares convert into common stock, depending on the total value received with respect to our Class A shares, Class B shares and Class C shares. As a result of this offering, some of our Class C shares and Class B shares will automatically convert into common stock, effectively causing the Class A shares converted by the Selling Stockholders in connection with this offering to convert at less than a one-for-one basis.

(2)
Immediately prior to the offering we had 1,037,049,668 shares of common stock, and immediately after the offering we will have 1,036,977,011 shares of common stock, issued and outstanding on a fully-converted basis. The decrease in the number of shares issued and outstanding on a fully-converted basis is due to our election to make distributions in cash in lieu of common stock that would otherwise be issuable as a result of the automatic conversion of Class B and Class C shares held in a plan for the benefit of certain of our Canadian employees. Percentage calculated by dividing the number in the column to the immediate left by such number of outstanding shares on a fully-converted basis. See "Description of Our Capital Stock—Classes of Common Stock" for a description of the conversion provisions of our Class A, Class B and Class C shares.

(3)
Immediately prior to completion of this offering, consists of 16,227,644 Class A shares owned by GS Capital Partners V Fund, L.P.; 8,382,523 Class A shares owned by GSCP V Offshore Knight Holdings, L.P., which is controlled by GS Capital Partners V Offshore Fund, L.P.; 5,564,682 Class A shares owned by GS Capital Partners V Institutional, L.P.; 643,371 Class A shares owned by GSCP V Germany Knight Holdings, L.P., which is controlled by GS Capital Partners V GmbH & Co. KG; 15,764,854 Class A shares owned by GS Capital Partners VI Fund, L.P., 13,112,651 Class A shares owned by GSCP VI Offshore Knight Holdings, L.P., which is controlled by GS Capital Partners VI Offshore Fund, L.P.; 4,335,066 Class A shares owned by GS Capital Partners VI Parallel, L.P.; 560,283 Class A shares owned by GSCP VI Germany Knight

  Holdings, L.P., which is controlled by GS Capital Partners VI GmbH & Co. KG; 6,784,786 Class A Shares owned by GS Global Infrastructure Partners I, L.P.; 724,828 Class A shares owned by GS Institutional Infrastructure Partners I, L.P.; 19,227,228 Class A shares owned by GS Infrastructure Knight Holdings, L.P., which is controlled by GS International Infrastructure Partners I, L.P.; 16,886,427 Class A shares owned by Goldman Sachs KMI Investors, L.P.; 23,245,978 Class A shares owned by GSCP KMI Investors, L.P.; 3,365,816 Class A shares owned by GSCP KMI Investors Offshore, L.P. (collectively the "GS Entities"). The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to directly or indirectly own the 134,826,138 Class A shares which are owned directly or indirectly by the GS Entities, of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, limited partner or the managing partner. Goldman, Sachs & Co. is the investment manager for certain of the GS Entities. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the GS Entities share voting power and investment power with certain of their respective affiliates. Our directors Henry Cornell and Kenneth Pontarelli are managing directors of Goldman, Sachs & Co. Each of Mr. Cornell, Mr. Pontarelli, The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the GS Entities disclaims beneficial ownership of the shares owned directly or indirectly by the GS Entities except to the extent of their pecuniary interest therein, if any. The address of the GS Entities, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., Mr. Cornell and Mr. Pontarelli is 200 West Street, 28th Floor, New York, New York 10282.

(4)
Immediately prior to completion of this offering, consists of 46,933,698 Class A shares owned by Carlyle Partners IV Knight, L.P. and 4,312,782 Class A shares owned by CP IV Coinvestment, L.P. TC Group IV, L.P. is the general partner of Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P. TC Group IV, L.L.C is the general partner of TC Group IV, L.P. TC Group Cayman Investment Holdings Sub L.P. is the managing member of TC Group IV, L.L.C. TC Group Cayman Investment Holdings, L.P. is the general partner of TC Group Cayman Investment Holdings Sub L.P. Carlyle Holdings II L.P. is the general partner of TC Group Cayman Investment Holdings, L.P. Carlyle Holdings II GP L.L.C. is the general partner of Carlyle Holdings II L.P. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P. Carlyle Group Management L.L.C. is managed by its board of directors: William E. Conway, Jr., Daniel A. D'Aniello, David M. Rubenstein, Jay S. Fishman, Lawton W. Fitt, James H. Hance, Jr., Janet Hill, Edward J. Matthias, Dr. Thomas S. Robertson and William J. Shaw. In such capacity, these individuals may be deemed to share beneficial ownership of the Class A shares held of record by Carlyle Partners IV Knight, L.P. and CP IV Coinvestment, L.P. Such individuals expressly disclaim any such beneficial ownership. The business address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The business address of each of the other Carlyle entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(5)
Immediately prior to completion of this offering, consists of 7,442,137 Class A shares owned by C/R Energy III Knight Non-U.S. Partnership, L.P. (Knight Partnership), 25,623,240 Class A shares owned by C/R Knight Partners, L.P. (Knight Partners), 17,318,221 Class A shares owned by Carlyle/Riverstone Knight Investment Partnership, L.P. ("Knight Investment Partnership" and together with Knight Partnership and Knight Partners, the "Carlyle/Riverstone Funds"), 711,382 Class A shares owned by Riverstone Energy Coinvestment III, L.P. (Riverstone Coinvestment) and 151,500 Class A shares owned by Carlyle Energy Coinvestment III, L.P. (Carlyle Coinvestment). C/R Energy GP III, LLC exercises investment discretion and control over the shares held by each of Knight Partnership, Knight Partners and Knight Investment Partnership through their mutual general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner. Riverstone Coinvestment GP LLC, a subsidiary of Riverstone Holdings, LLC, exercises investment discretion and control over the shares held by Riverstone Coinvestment, subject to contractual commitments that Riverstone Coinvestment invest and divest side-by-side with the Carlyle/Riverstone Funds. Carlyle Energy Coinvestment III GP, L.L.C., a subsidiary of TCG Holdings, L.L.C., exercises investment discretion and control over the shares held by Carlyle Coinvestment, subject to contractual commitments that Carlyle Coinvestment invest and divest side-by-side with the Carlyle/Riverstone Funds. C/R Energy GP III, LLC is managed by a managing committee comprising Daniel A. D'Aniello, William E. Conway, Jr., David M. Rubenstein and Edward J. Mathias, as Carlyle designees, and Pierre F. Lapeyre, Jr., David M. Leuschen and Michael B. Hoffman, as Riverstone designees. Actions of the managing committee require consent of at least five members of the managing committee, including at least one Carlyle designee and one Riverstone designee. The members of the managing committee of C/R Energy GP III, LLC may be deemed to share beneficial ownership of the shares beneficially owned by C/R Energy GP III, LLC. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of the Carlyle/Riverstone Funds and Riverstone Coinvestment and certain affiliates is 712 Fifth Avenue, 51st Floor, New York, NY 10019. The principal address and principal offices of Carlyle Coinvestment, TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

 DESCRIPTION OF OUR CAPITAL STOCK

          The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors, all of which are on file with the SEC and incorporated herein by reference. This summary does not purport to be complete and may not contain all of the information about our certificate of incorporation and bylaws and the shareholders agreement that is important to you. We encourage you to read carefully our certificate of incorporation and bylaws and the shareholders agreement in their entirely. See "Where You Can Find More Information" in the accompanying prospectus for information on how to obtain copies of these documents.

  General

          Our authorized capital stock consists of:

  •
  2,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to in this prospectus supplement as our "common stock," 501,077,281 of which were outstanding as of June 1, 2012;

  •
  707,000,000 shares of Class A convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus supplement as our "Class A shares," 535,972,387 of which were outstanding as of June 1, 2012, and none of the rest of which may be reissued;

  •
  100,000,000 shares of Class B convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus supplement as our "Class B shares," 94,132,596 of which were outstanding as of June 1, 2012, and none of the rest of which may be reissued;

  •
  2,462,927 shares of Class C convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus supplement as our "Class C shares," 2,318,258 of which were outstanding as of June 1, 2012, and none of the rest of which may be reissued; and

  •
  10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of June 1, 2012.

Classes of Common Stock

General

        As of June 1, 2012, the Class A shares, the Class B shares and the Class C shares were convertible into a total of 535,972,387 shares of common stock, which represented 51.7% of our outstanding shares of common stock on a fully-converted basis (not including any shares of common stock issuable upon any exercises of warrants issued in our acquisition of El Paso). The number of shares of common stock into which the Class A shares, Class B shares and Class C shares will convert is determined in accordance with our certificate of incorporation. As described under "—Voluntary Conversion—Automatic Conversion of Class B Shares and Class C Shares," the relative portion of the total number of shares of common stock issuable upon conversion to the holders of the Class A shares, the Class B shares and the Class C shares, respectively, and the portion of our dividends to be received by the holders of the Class A shares, the Class B shares and the Class C shares, respectively, will depend on the total value that has been received by such holders in connection with dividends and conversions of such shares into shares of common stock. Because the aggregate amount of common stock into which the Class A shares, Class B shares and Class C shares can convert is fixed, however, neither conversions of any Class A shares, Class B shares or Class C shares into common stock, nor the portion of our distributions that may be received by the Class B shares or Class C shares rather than the Class A shares, will impact the per share distribution paid on our common stock or the aggregate distributions we pay to our stockholders. The conversion of Class B shares and Class C shares into shares of common stock will result in a corresponding decrease in the number of shares of common stock into which our Class A shares will be able to convert because the Class A shares, Class B shares and Class C shares are convertible into a fixed aggregate number of shares of our common stock.

        The Class A shares, Class B shares and Class C shares were originally issued to individuals and entities we refer to collectively as the "Original Investors." The Original Investors were investors in Kinder Morgan's Going Private Transaction, and are:

  •
  Richard D. Kinder, our Chairman and Chief Executive Officer;

  •
  investment funds advised by or affiliated with Goldman Sachs, Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC, which we refer to as the "Sponsor Investors;"

  •
  Fayez Sarofim, one of our directors, and investment entities affiliated with him, and an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders, whom we refer to collectively as the "Original Stockholders;" and

  •
  A number of other members of our management, whom we refer to collectively as "Other Management."

        Since the Original Investors may decide to sell shares at different times and at different prices or values, and because those sales may affect the relative conversion and distribution rights of the Class B shares and the Class C shares vis-a-vis the Class A shares, our Class A shares were issued in nine series to the following groups of Original Investors:

  •
  five series to the Sponsor Investors;

  •
  one series to Richard D. Kinder;

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  two series to the Original Stockholders; and

  •
  one series to Other Management.

        Each series of Class A shares has a corresponding series of Class B shares and of Class C shares in order to track the dividends and conversions of each series. Class B shares are held by members of management, and each series of Class A shares has a similar corresponding series of Class B shares. Class C shares also are held by members of management, and each series of Class A shares has a similar corresponding series of Class C shares. The relationship among the Class A shares, Class B shares and Class C shares is the same for all series of Class A shares, The determinations described below are made on a series-by-series basis.

        The economic rights of the holders of the Class A shares, Class B shares and Class C shares will adjust as described in our certificate of incorporation. The holders of the Class C shares are not entitled to any distributions until the holders of the Class A shares have received total value of distributions and of shares of common stock issued upon conversion of Class A shares equal to 100% of their originally invested capital; thereafter, the holders of the Class C shares are entitled to a proportion of distributions as if the Class C shares were Class A shares. Other than the priority distributions described below under "—Dividends," the holders of the Class B shares are not entitled to any distributions until the holders of the Class A shares and the holders of the Class C shares have received total value equal to 150% of their original capital, which includes the capital originally invested by the holders of the Class A shares at the time of the Going Private Transaction and an amount of notional capital for the Class C shares (collectively referred to in this prospectus supplement as the "original capital"). Thereafter, the holders of Class B shares as a group are entitled to varying percentages of distributions that would cause such holders to have received total value equal to between 5% and 20% of the amount by which the total value of distributions and of shares of common stock issued upon conversion received with respect to the Class A shares, Class B shares and Class C shares exceeds the original capital. At May 31, 2015, any remaining Class A shares, Class B shares and Class C shares will convert into shares of common stock based on the fair market value of those shares of common stock, which will be calculated based on the volume weighted average price of one share of common stock during the regular director and officer blackout period for our first quarterly periodic report for the 2015 calendar year. A mandatory conversion event may occur earlier with respect to one or more series of the Class A shares, Class B shares and Class C shares upon the occurrence of specified events. See "—Mandatory Conversion."

        The number of shares of common stock into which the Class A shares, the Class B shares and the Class C shares in the aggregate can convert was fixed in connection with our February 2011 initial public offering. Out of that aggregate number, the portion into which the Class A shares can convert may grow smaller, to the extent the Class B shares and Class C shares convert into common stock, depending on the amount by which the total value received with respect to our Class A shares, Class B shares and Class C shares exceeds the original capital. The Class C shares will not convert into any shares of common stock unless the holders of Class A shares have received total value in excess of 100% of the originally invested capital of the holders of the Class A shares, after which time the Class C shares will generally be treated as Class A shares. The Class B shares will not convert into any shares of common stock unless the holders of Class A shares and Class C shares have received total value in excess of 150% of the original capital of the holders of the Class A shares and Class C shares. Class B shares and Class C shares will automatically convert into shares of common stock after specified thresholds of total value received have been exceeded as a result of the voluntary conversion of Class A shares. See"—Voluntary Conversion—Automatic Conversion of Class B Shares and Class C Shares."

        All of the Class A shares of the two series issued to the Original Stockholders and the series issued to Other Management, and the corresponding series of Class B shares and Class C shares, have been converted into common stock, and those three series of Class A shares, Class B shares and Class C shares are no longer outstanding. See "—Mandatory Conversion."

Voluntary Conversion

        Voluntary Conversion of Class A Shares.    A holder of Class A shares may elect to convert some, or all, of its Class A shares in order to sell the resulting shares of common stock to a third party or to make a distribution of such resulting shares of common stock to its investors or partners by delivering a conversion notice to us and our transfer agent. Richard D. Kinder also may convert his Class A shares in order to donate the resulting shares of common stock to certain charitable organizations.

        Holders of Class A shares, or shares of common stock received by such holder upon a mandatory conversion occurring prior to May 31, 2015, may not convert any Class A shares or transfer any shares of common stock during the fair market value calculation period prior to the final conversion date on May 31, 2015. See "—General." Holders of Class B shares and Class C shares are not entitled to voluntarily convert their shares.

        Automatic Conversion of Class B Shares and Class C Shares.    The voluntary conversion of shares of a Class A series that causes certain thresholds of total value received to be exceeded will result in the automatic conversion of Class B shares or Class C shares. Class C shares will not convert into any shares of common stock unless the holders of the corresponding series of Class A shares have received total value in excess of 100% of the originally invested capital of the holders of those Class A shares, after which time such Class C shares will generally be treated as Class A shares. Thereafter, each time that a holder of Class A shares voluntarily converts some, or all, of its Class A shares in order to sell, distribute or donate the resulting shares of common stock, a number of Class C shares will automatically convert into shares of common stock so that the holders of Class C shares receive their proportion of the total value that the holders of Class A shares received in such transaction. The Class B shares of a series will not convert into any shares of common stock unless the holders of the corresponding Class A shares and Class C shares have received total value in excess of 150% of the original invested and notional capital of the holders of the Class A shares and Class C shares. Thereafter, the holders of Class B shares as a group will begin receiving their proportion of total value. Each time thereafter that a holder of Class A shares voluntarily converts some, or all, of its Class A shares in order to sell, distribute or donate the resulting shares of common stock, a number of Class B shares will automatically convert into shares of common stock so that the holders of Class B shares receive their proportion of total value, which is equal to between 5% and 20% of the amount by which the total value of distributions and of shares of common stock issued upon conversion received with respect to Class A shares, Class B shares and Class C shares exceeds the original capital.

Mandatory Conversion

        Any Class A shares, Class B shares and Class C shares of a series outstanding on May 31, 2015 will automatically convert into the remaining shares of common stock allocable to such series, as described above under "—General." Mandatory conversion may occur earlier if the holders of two-thirds of the shares of a Class A series and two-thirds of the shares of the corresponding Class B series select an earlier date, if the remaining number of shares of common stock originally allocable to such series falls below 0.5% of the maximum number of shares of common stock allocable to such series or upon the occurrence of specified change of control events. See "—Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law—Approval Requirements for Certain Changes of Control." An early mandatory conversion date may not be selected with respect to Richard D. Kinder' s Class A shares until at least two of the Sponsor Investors have selected an early mandatory conversion date or unless no Sponsor Investor holds any Class A shares or shares of common stock received upon a mandatory conversion. In November 2011, an early mandatory conversion date was selected by the requisite holders of the two series of Class A shares issued to the Original Stockholders and the series of Class A shares issued to Other Management and by the requisite holders of the corresponding series of Class B shares. Accordingly, all of the Class A shares in those three series, and in the corresponding three series of Class B shares and Class C shares, were converted into common stock, and none of the Class A shares, Class B shares or Class C shares in those three series remain outstanding.

Accelerated Conversion of Class B Shares and Class C Shares

        A holder of Class B shares or Class C shares may convert all or a portion of such shares into shares of common stock in order to provide such holder with liquidity in the event that such holder must pay certain taxes with respect to its ownership of such Class B shares or Class C shares that exceed the amount of total value received by such holder with respect to such Class B shares or Class C shares as of such time. Adjustments would be made to subsequent distributions or conversions that otherwise would be made or would occur with respect to the Class B shares or Class C shares that are subject to such accelerated conversion. Alternatively, the holders of Class A shares of the series corresponding to such Class B shares or Class C shares may elect to make a non-interest-bearing cash loan to the holder of such Class B shares or Class C shares to provide such holder with the required liquidity and, to the extent that such holder would incur certain taxable compensation income in connection with such non-interest-bearing loan, will make a tax gross-up payment in cash to such holder.

Voting Rights

        Each share of common stock and each Class A share entitles the holder to one vote (subject to anti-dilution adjustments in the case of the Class A shares) with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Each Class B share and Class C share entitles the holder to 1/10th of a vote with respect to the election of directors. All classes of capital stock vote as a single class for the election and removal of directors on our board of directors and as provided by law, and the common stock and the Class A shares vote as a single class on most other matters. Certain classes have specific votes with respect to certain amendments of our certificate of incorporation. See "—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Amending Our Certificate of Incorporation and Bylaws."

        Holders of our capital stock do not have cumulative voting rights.

Dividends

        Holders of common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock. The holders of our outstanding Class A shares, Class B shares and Class C shares are entitled to receive in the aggregate the proportion of any such dividend allocable to the maximum number of shares of common stock into which they would then convert (measured on the record date for such dividend). The dividends received by holders of Class A shares, Class B shares and Class C shares will adjust over time as described above under "—General." The Class A shares, Class B shares and Class C shares will receive in the aggregate dividends on a fully-converted common stock basis, and the payment of those dividends will not otherwise affect the per share dividends received by holders of common stock since the aggregate number of shares of common stock into which our Class A shares, Class B shares and Class C shares can convert was fixed in connection with our initial public offering.

        Our certificate of incorporation provides that, in general, no dividends will be paid to holders of Class A shares and Class C shares until annual dividends of up to $50 million are paid to the holders of Class B shares. Subject to certain limitations set forth in our charter, such priority dividends are payable to the holders of Class B shares until such holders have received dividends of approximately $200 million, sixteen quarters have elapsed since our first dividend payment date after the closing of our initial public offering, or the holders of the Class A shares, the holders of the Class B shares and the holders of the Class C shares have received total value equal to 150% of the original capital, whichever is earlier.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our capital stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities in accordance with the provisions regarding the payment of dividends in our certificate of incorporation. See "—Dividends" above. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock, Class A shares, Class B shares or Class C shares.

Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares issued upon exercise of the warrants will be, when issued, validly issued, fully paid and nonassessable.

Appraisal Procedure

        Our certificate of incorporation provides for appraisal procedures to be used in the event of disputes relating to, among other things, the calculation of fair market value of illiquid consideration and determination of values upon a mandatory conversion, We have agreed to pay all costs of such dispute resolution procedures, including the fees of all appointed investment banking firms or other appraisers.

Preferred Stock

        Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus supplement as the "DGCL," and the board of directors approval requirements contained in our bylaws, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.

        Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.

Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law

        In addition to the supermajority board voting approvals required by our bylaws, our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our other classes of stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 10% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

        Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror' s own slate of directors or otherwise attempting to obtain control of us. In addition, at the time of our initial public offering we entered into a shareholders agreement with the Original Investors, which we refer to in this prospectus supplement as the "shareholders agreement." The nomination and removal of directors, including the filling of board vacancies, must also comply with the provisions of our shareholders agreement that relate to composition of our board of directors. See "—Shareholders Agreement."

No Stockholder Action by Written Consent

        Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders. Holders of our Class A shares, Class B shares and Class C shares may effect any action requiring the consent of such class of stock by written consent.

Approval Requirements for Certain Changes of Control

        Our organizational documents contain additional approval requirements for certain non-cash changes of control. Our shareholders agreement prohibits us from directly or indirectly engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of common stock as they exist on the date of such transaction. A determination that a change of control meets the above requirements requires approval by each of the following:

  •
  Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares;

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  Richard D. Kinder (so long as he and his permitted transferees hold Class A shares);

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  holders of a majority of our outstanding Class B shares; and

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  holders of a majority of our outstanding Class C shares.

        If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter. In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of our common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements. See "—Shareholders Agreement—Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates."

Section 203 of the DGCL

        We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:

  •
  before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

  •
  at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Richard D. Kinder or any Sponsor Investor that is an interested stockholder prior to our initial public offering, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

Board of Directors

        Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be fifteen, subject to increase or decrease in accordance with the shareholders agreement. The shareholders agreement provides that the number of directors may not be reduced below eleven until such time that the Sponsor Investors have the right to choose fewer than three director nominees and a majority of the board approves such reduction. In such case, the number of director nominees that Richard D. Kinder has the right to choose also will be reduced. The shareholders agreement also provides that the number of directors may be increased in order to meet the majority independence requirements of the NYSE if we are unable to qualify for a controlled company exemption at such time. See "—Shareholders Agreement."

Supermajority Board Approval

        Our bylaws state that, unless otherwise provided, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, any matter brought before the board of directors will be decided by a supermajority vote, which is defined as the affirmative vote of ten directors.

        Our bylaws further provide a list of actions that, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, must be brought before the board of directors and decided by supermajority vote, including the following actions with respect to us and our subsidiaries (other than Kinder Morgan Management, LLC, referred to as "KMR," KMP or EPB or any of their respective subsidiaries, and other than Kinder Morgan G.P., Inc., the general partner of KMP, solely to the extent it is acting to approve actions taken by KMR or matters on behalf of KMR, in its capacity as a shareholder of KMR or as the general partner of KMP, and other than El Paso Pipeline GP Company, L.L.C., the general partner of EPB, solely to the extent it is acting in its capacity as the general partner of EPB with respect to the business and affairs of EPB or to approve any matter on behalf of EPB):

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  commencement of any bankruptcy or similar proceeding by us or any of our subsidiaries;

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  commencement of any liquidation or dissolution proceedings;

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  commencement or settlement of any litigation over $50 million;

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  any change to our dividend policy or distributions made outside of the dividend policy;

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  amendment or waiver of any material terms of our or our subsidiaries' corporate governance documents, outstanding securities, or governance structure (to the extent not required by law);

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  adoption of our annual budget;

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  approval of certain actions not contemplated by the annual budget, including the issuance of equity securities or the entry into mergers or divestitures, with various exceptions;

  •
  certain transactions with affiliates (including KMP, KMR and EPB);

  •
  increase of employee compensation or benefits of management, with certain exceptions;

  •
  material changes to or waivers of material terms of any agreement or transaction that requires a supermajority board approval;

  •
  take certain actions in its capacity as shareholder, member or partner of its subsidiaries (other than Kinder Morgan G.P., Inc. solely to the extent it is acting in its capacity as a shareholder of KMR or as the general partner of KMP, but not, among other things, to amend or waive its rights under KMP' s organizational documents, and other than El Paso Pipeline GP Company, L.L.C. solely to the extent it is acting in its capacity as general the partner of EPB, but not, among other things, to amend or waive its rights under EPB' s organizational documents);

  •
  enter into an agreement or take an action that would restrict our ability to make distributions or limit the rights of the board and/or our stockholders under our certificate of incorporation, bylaws or shareholders agreement; and

  •
  adoption or modification of a shareholder rights plan.

Limitations of Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

  •
  for breach of the duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

  •
  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

        Our certificate of incorporation provides that the Sponsor Investors and certain of their affiliates (including any director nominated by the Sponsor Investors) have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us or our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to such person solely in his or her capacity as such a director.

Amending Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation may be amended in any manner provided by the DGCL. Our bylaws provide that amendments of our certificate of incorporation require supermajority approval by the board of directors. See "—Supermajority Board Approval." In addition, certain amendments of our certificate of incorporation may only be effected with the following additional affirmative votes:

  •
  any amendment to provisions of our certificate of incorporation relating to our authorized shares, distributions, conversions, voting, amendments, anti-dilution, delivery of notices or corporate opportunities requires the affirmative vote of holders of at least a majority of the issued and outstanding Class A shares of each Class A series issued to the Sponsor Investors and Richard D. Kinder;

  •
  any amendment to provisions of our certificate of incorporation other than as described above requires the affirmative vote of holders of at least seventy-five percent (75%) of the issued and outstanding Class A shares;

  •
  any amendment to our certificate of incorporation that amends, alters, repeals, impairs or modifies the rights of a particular class of stock requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of such class of stock; and

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  any amendment to any provision of our certificate of incorporation that modifies the rights of a particular series of a class of stock in a manner adversely and differently from other series of the same class of stock requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of such series of stock.

        Our certificate of incorporation and our bylaws provide that our bylaws may be amended, altered, repealed or new bylaws may be adopted by our board of directors (with supermajority approval of the board of directors so long as the Sponsor Investors have the right to nominate five of our director nominees) or by the affirmative vote of holders of shares representing two-thirds of the total voting power of all of our outstanding capital stock then entitled to vote at any annual or special meeting for the election of directors. In addition, any adoption, alteration, amendment or repeal of any bylaw by the board of directors requires the affirmative vote of:

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  a majority of the directors chosen for nomination by Richard D. Kinder (if any);

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  a majority of the directors chosen for nomination by the Sponsor Investors (if any);

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  two-thirds of the directors chosen for nomination by the Sponsor Investors in the case of an alteration, amendment or repeal of specified provisions of our bylaws with respect to directors, removal of officers, securities of other corporations and amendments of the bylaws; and

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  the director(s) chosen by a Sponsor Investor in the case of an alteration, amendment or repeal of any provision of our bylaws that would treat such Sponsor Investor adversely.

Transfer Agent and Registrar

        As of the date of this prospectus supplement, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A. It may be contacted at 525 Washington Blvd., Jersey City, New Jersey 07310.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "KMI."

Shareholders Agreement

        We are party to a shareholders agreement with the Original Investors regarding voting, transfer and registration for resale of shares of our stock held by them, among other things. Persons who become holders of our common stock by purchasing shares in this offering will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. Although only we and the Original Investors are parties to the shareholders agreement, it contains a number of provisions affecting the governance of our company. Below is a summary of those provisions of our shareholders agreement, and an amendment thereto, both of which are on file with the SEC and incorporated herein by reference. We encourage you to read the shareholders agreement in its entirety.

Board, Committee and Observer Rights

        Our shareholders agreement provides that Richard D. Kinder and the Sponsor Investors have the following rights to appoint director nominees to our board of directors and committees, which may be adjusted as described below. At the date of this prospectus supplement, our board has fifteen members, with five directors chosen by Mr. Kinder, two directors chosen by the funds affiliated with each of Goldman Sachs and Highstar Capital LP, one director chosen by the funds affiliated with each of The Carlyle Group and Riverstone Holdings LLC, and four additional independent directors.

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  Richard D. Kinder may appoint five nominees (one of whom may be Mr. Kinder) so long as Mr. Kinder is our chief executive officer and owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors. One of those nominees must meet the audit committee independence requirements of the NYSE. The number of directors Mr. Kinder may nominate may decrease as follows:

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  If Mr. Kinder ceases to be chief executive officer for any reason other than termination for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may appoint two nominees (one of whom may be Mr. Kinder), the then-current chief executive officer will be one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to our nominating and governance committee.

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  If Mr. Kinder is terminated as chief executive officer for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may only appoint one nominee, the then-current chief executive officer will be one nominee, the nominating and governance committee will appoint one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. None of these nominees may be Mr. Kinder. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to the nominating and governance committee.

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  If the board of directors approves a reduction in the number of directors below eleven while Mr. Kinder has the right to appoint five nominees, then Mr. Kinder's nominees will be reduced to four. In addition, Mr. Kinder will no longer be required to appoint a nominee that meets the audit committee independence requirements and instead our nominating and governance committee will be required to appoint such nominee.

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  If Mr. Kinder no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then Mr. Kinder may no longer appoint any nominees, and instead, the then-current chief executive officer will be one nominee and the nominating and governance committee will appoint four nominees (or three if the number of directors has been reduced below eleven).

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  Affiliates of Goldman Sachs may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

    •
    If affiliates of Goldman Sachs own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Goldman Sachs may only appoint one nominee.

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  Affiliates of Highstar Capital LP may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  If affiliates of Highstar Capital LP own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Highstar Capital LP may only appoint one nominee.

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  Affiliates of The Carlyle Group may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  Affiliates of Riverstone Holdings LLC may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        If any Sponsor Investor ceases to have the right to appoint a director nominee, then our board of directors will decrease in size by the corresponding number of directors, down to a minimum of eleven directorships. Once the Sponsor Investors collectively have the right to appoint less than three director nominees, our board of directors can elect to further decrease the size of our board, down to a minimum of nine directorships. Appointments to any directorships which are not specifically allocated pursuant to the above description will be made by our nominating and governance committee.

        Under the shareholders agreement, share ownership for Mr. Kinder includes shares owned by his permitted transferees, and share ownership for Sponsor Investors includes specified transferees and successors. In the event of Mr. Kinder's death, his nomination rights described above may be exercised by his heirs, executors and beneficiaries so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        The shareholders agreement provides that our nominating and governance committee will be comprised of three members. The members will be selected by the board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint any nominees), one of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees) and one of the directors nominated for election by our nominating and governance committee. All decisions of our nominating and governance committee with respect to nominations, designations and appointments to the board of directors and committees of the board of directors, including independence determinations, will require unanimous approval so long as the Sponsor Investors have the right to collectively appoint at least three nominees to our board. All members of the nominating and governance committee will be required to meet the applicable NYSE independence requirements. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        The shareholders agreement provides that our audit committee will be comprised of three members. The members will be selected by the board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint a nominee that meets such requirements) and two of the directors nominated for election by our nominating and governance committee. All members of our audit committee will be required to meet the applicable NYSE audit committee independence requirements, and one member will be required to be a financial expert as defined by the SEC. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        The shareholders agreement provides that our compensation committee will be comprised of five members. The members will be selected by the board, and must include two of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees). All members of the compensation committee will be required to meet the applicable NYSE independence requirements and any additional requirements imposed by law. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        Each of our other committees will be comprised of five members. The members will be selected by the board, and must include two of the directors nominated for election by the Sponsor Investors so long as the Sponsor Investors have the right to collectively appoint at least three nominees. If either the Sponsor Investors or Richard D, Kinder loses the right to select, or their nominees are ineligible to serve as, members of any of our committees, then that committee member must be one of the directors nominated for election by the nominating and governance committee.

        In the shareholders agreement, we agree to include the persons nominated as directors in accordance with the shareholders agreement in the slate of nominees recommended by the board of directors, and Richard D. Kinder and the Sponsor Investors agree with each other to take all necessary action within their power as stockholders to vote in favor of such persons nominated to the board of directors in accordance with the shareholders agreement and to remove any directors as required by the shareholders agreement. If Mr. Kinder or the Sponsor Investors do not vote in accordance with the shareholders agreement to elect or remove any directors, they have granted each other an irrevocable proxy so that their shares may be voted in accordance with the shareholders agreement.

        Under the shareholders agreement, if affiliates of either Goldman Sachs or Highstar Capital LP own between 2.5% and 5% of our outstanding shares of capital stock entitled to vote on the election of directors, then such Sponsor Investor may appoint an observer to participate in meetings of our board of directors or any committee. Any Sponsor Investor that owns at least 1% of our outstanding shares of capital stock entitled to vote on the election of directors also may appoint an observer to participate in meetings of our board of directors or any committee. In addition, the Sponsor Investors have specified rights to appoint observers to the boards and committees of Kinder Morgan G.P., Inc., which is the general partner of KMP, El Paso Pipeline GP Company, L.L.C., which is the general partner of EPB, and KMR. Observers may be excluded from the deliberations of any board or committee at the direction of a majority of the members of such board or committee and must comply with applicable laws and regulations. In the event that the participation of an observer appointed by a Sponsor Investor would create a conflict of interest at a meeting, such observer will recuse himself or herself from the related portion of such meeting.

Controlled Company Exemption

        If our board of directors does not satisfy the majority independence requirements of the NYSE, the shareholders agreement provides that we will elect to operate under the controlled company exemption to such independence requirements, if such exemption is available to us. This would mean that our board would not be required to have a majority of independent directors, and our nominating and governance committee and our compensation committee would not be required to consist only of independent directors. If such exemption is not available, our nominating and governance committee will appoint a number of additional directors that meet the independence requirements of the NYSE to cause our board to meet the applicable majority independence standards and the number of directors on our board shall be increased by the number of such additional directors appointed by our nominating and governance committee.

Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates

        So long as any Sponsor Investor owns any Class A shares or shares of common stock received upon conversion of such Class A shares as a result of a mandatory conversion, we have agreed in the shareholders agreement to take certain actions with respect to us and our subsidiaries and affiliates, including the following:

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  upon the reasonable request of the Sponsor Investors, causing director nominees of the Sponsor Investors serving on our board to be appointed to the boards or governing bodies of certain of our subsidiaries (other than Kinder Morgan G.P., Inc., KMP, KMR, El Paso Pipeline GP Company, L.L.C., EPB or any of their subsidiaries);

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  permitting director nominees of the Sponsor Investors to attend meetings of the Kinder Morgan G.P., Inc. board, the KMR board, the El Paso Pipeline GP Company, L.L.C. board and any committees of such boards, subject to the rights of such boards and committees to exclude them, to applicable regulatory requirements and to such observers' obligation to recuse themselves under specified circumstances;

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  informing the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors of any action that our chief executive officer reasonably believes could impose any filing obligation, restriction or regulatory burden on such Sponsor Investor or its affiliates and not taking specified actions without approval by such Sponsor Investor;

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  keeping the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors informed of any events or changes with respect to any criminal or regulatory investigation involving us or any of our affiliates;

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  reasonably cooperating with the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors and their affiliates in efforts to mitigate consequences of the events described in the two bullets immediately above;

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  so long as any Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, not taking any action (and taking all stockholder action to prevent our subsidiaries from taking any action) to cause the board of Kinder Morgan G.P., Inc. to consist of less than a majority of independent directors under the applicable NYSE standards; and

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  our not engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of common stock as they exist on the date of such transaction. A determination that a transaction meets the above requirements requires approval by each of the following: (1) Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares, (2) Richard D. Kinder (so long as he and his permitted transferees hold Class A shares), (3) holders of a majority of our outstanding Class B shares, and (4) holders of a majority of our outstanding Class C shares. If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter, In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements.

        In addition, Mr. Kinder has agreed until May 15, 2015 to notify the Sponsor Investors prior to his acquisition of, or offer to acquire, any securities of us or any of our publicly-traded subsidiaries in a transaction or a series of related transactions involving a value in-excess of $50 million.

Corporate Opportunities

        The shareholders agreement provides that the Sponsor Investors and certain of their respective affiliates, including any director nominated by a Sponsor Investor, have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us and our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to it solely in its capacity as such a director. Each director nominated by a Sponsor Investor has agreed to recuse himself or herself from any portion of a board or committee meeting if such director has actual knowledge that the Sponsor Investor that appointed such director (or one of its controlled affiliates) is engaged in or pursuing any business opportunity that such director has actual knowledge that we are also engaged in or evaluating and if such director's participation would cause a conflict of interest.

Other Provisions

        Certain provisions in the shareholders agreement will terminate with respect to a Sponsor Investor when it no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, including the right to nominate director and committee members. If no Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then certain sections of the shareholders agreement will terminate with respect to all Original Investors, including transfer restrictions, rights to nominate director and committee nominees, and certain actions relating to our subsidiaries and other affiliates. The shareholders agreement will terminate when none of the shareholder parties thereto hold any Class A shares, Class B shares, Class C shares or shares of common stock.

        Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by the following holders:

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  Richard D. Kinder so long as he (together with his permitted transferees) owns shares representing at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors;

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  the Sponsor Investors holding shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors;

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  in the case of an amendment or waiver with respect to transfer restrictions, director and committee nominees, observers, independence requirements, voting agreements or proxies, certain actions relating to our subsidiaries and other affiliates, our dividend policy, forfeiture of Class B shares and termination of the shareholders agreement, the Sponsor Investors owning shares representing at least two-thirds of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors;

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  in the case of an amendment or waiver that would modify the rights or obligations of any Sponsor Investor adversely, such Sponsor Investor so affected so long as such Sponsor Investor owns any of our outstanding shares of capital stock entitled to vote on the election of directors;

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  the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors held by Other Management and the Original Stockholders at the closing of our February 2011 initial public offering so long as Other Management and the Original Stockholders own a majority of the voting power held by such holders at the closing of that offering and the applicable amendment or waiver would modify the rights or obligations of Other Management and the Original Stockholders (taken as a whole) adversely and differently from other holders of the same class or classes of capital stock; and

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  in the case of an amendment or waiver that would modify the rights or obligations of the holders (taken as a whole) of Class B shares or Class C shares, as applicable, adversely as compared to the holders of other classes of common stock, the holders of Class B shares representing a majority of the issued and outstanding Class B shares or the holders of Class C shares representing a majority of the issued and outstanding Class C shares, as applicable.

        If no parties meet the conditions set forth in the bullets above, then the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by holders who are party to the shareholders agreement must sign an amendment.

        We have agreed to use our reasonable best efforts to take necessary or appropriate actions upon the request of a Sponsor Investor to ensure that Class A shares can timely convert into shares of common stock as contemplated by our certificate of incorporation. We have also agreed to use our best efforts to obtain governmental and/or regulatory permits or authorizations to enable us to issue and deliver shares of our common stock upon the conversion of our Class A shares, Class B shares and Class C shares.

Indemnification of Directors and Officers

        Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or these other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the DGCL. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also have acknowledged that we are the indemnitor of first resort with respect to such indemnification obligations and that any obligations of a Sponsor Investor and its affiliates to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities are secondary. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. See "—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Limitations of Liability and Indemnification of Officers and Directors."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of common stock by a non-U.S. holder (as defined below) that acquires our common stock in this offering and holds it as a "capital asset" within the meaning of the Code. This discussion is based upon the Code, effective U.S. Treasury regulations, judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, "controlled foreign corporations," "passive foreign investment companies," dealers in securities or currencies, former U.S. citizens or long-term residents, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. Furthermore, this discussion does not address any state, local or foreign tax laws.

        You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income, estate and other tax consequences of the purchase, ownership, and disposition of our common stock.

        For purposes of this summary, you are a "non-U.S. holder" if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:

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  an individual citizen or resident of the United States;

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  a corporation (including any other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, provided that: (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has made an election under the U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Distributions on Our Common Stock

        If we make cash or other property distributions on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. It is possible that distributions we make with respect to our common stock will exceed our current and accumulated earnings and profits. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder's tax basis in our common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder's tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of the common stock and will be treated as described under "—Dispositions of Our Common Stock" below.

        Distributions that are treated as dividends generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable to the extent it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent (i) a valid IRS Form W-8BEN (or applicable successor form) certifying such holder's qualification for the reduced rate or (ii) in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing an entitlement to the lower treaty rate in accordance with applicable U.S. Treasury regulations. Such certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such holder's U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), then the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

        Any dividends paid on our common stock that are effectively connected with a non-U.S. holder's United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) are exempt from the 30% withholding tax described above if the non-U.S. holder provides us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends generally, however, will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders are urged to consult with their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Dispositions of Our Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

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  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

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  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met; or

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  our common stock constitutes a "United States real property interest," or USRPI, within the meaning of the Code, by reason of our status as a "United States real property holding corporation," or USRPHC, within the meaning of the Code at any time within the shorter of (i) the five-year period preceding the disposition or (ii) the non-U.S. holder's holding period for our common stock.

        Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders are urged to consult with their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we generally would be a USRPHC for U.S. federal income tax purposes if the fair market value of our USRPIs equals or exceeds 50% of the fair market value of the sum of our USRPIs, our interests in foreign real property and any other assets which are used or held for use in our trade or business. We believe we are, or may become, a USRPHC for U.S. federal income tax purposes. Even if we are or become a USRPHC, gain arising from the sale or other disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax as a sale of a USRPI if our common stock is "regularly traded," as defined by applicable U.S. Treasury regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of (i) the five-year period ending on the date of the sale or other disposition or (ii) the non-U.S. holder's holding period for such stock. Our common stock is "regularly traded" on an established securities market within the meaning of the applicable U.S. Treasury regulations, although we cannot guarantee that it will be so traded in the future. If we are or become a USRPHC and the foregoing exception does not apply, gain on the sale or other disposition of our common stock by a non-U.S. holder generally would be taken into account as if the non-U.S. holder were engaged in a trade or business within the United States during the taxable year and as if such gain were effectively connected with such trade or business, as discussed above.

Backup Withholding and Information Reporting

        We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder's conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

        Backup withholding, currently at a rate of 28%, generally will not apply to distribution payments to a non-U.S. holder of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected outside the U.S. by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) will apply to those payments if the broker does not have documentary evidence that the holder is a non-U.S. holder, an exemption is not otherwise established, and the broker has certain relationships with the United States.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, information reporting and backup withholding may apply if the broker has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts

        Legislation enacted in 2010 will impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. IRS guidance and proposed Treasury Regulations provide that, this withholding will apply to payments of dividends made on or after January 1, 2014 and to payments of gross proceeds from a sale or disposition of our common stock made on or after January 1, 2015. Prospective investors should consult their tax advisors regarding this legislation.

 UNDERWRITING

        Barclays Capital Inc. is acting as the underwriter for the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed, severally and not jointly, to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, all of the shares of common stock being offered.

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased.

        We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriter has advised the selling stockholders that the underwriter initially proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $0.09 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders.

	Per Share	Total
Public offering price	$31.88	$2,008,440,000
Underwriting discount	$0.15	$9,450,000
Proceeds, before expenses, to the selling stockholders	$31.73	$1,998,990,000

        The expenses of the offering, not including the underwriting discount, are estimated to be $500,000 and are payable by us.

        In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus supplement.

No Sales of Similar Securities

        We, our executive officers and directors and the Sponsor Investors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter.

        Specifically, we and these other persons have agreed, with limited exceptions, not to, during the lock-up period, directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

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  sell any option or contract to purchase any common stock,

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  purchase any option or contract to sell any common stock,

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  grant any option, right or warrant for the sale of any common stock,

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  otherwise dispose of or transfer any common stock,

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  cause to be filed a registration statement related to the common stock, or

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  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock (the "lock-up securities"). It also applies to common stock owned now or, in certain cases, acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. With respect to us, this lock-up provision does not apply to lock-up securities

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  issued upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and referred to herein or in the documents incorporated by reference,

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  issued or options to purchase common stock granted under our existing employee benefit plans,

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  issued pursuant to our non-employee director stock plans or dividend reinvestment plans, or

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  issued to former El Paso stockholders pursuant to the Agreement and Plan of Merger dated October 16, 2011 related to our acquisition of El Paso.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "KMI."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriter's purchases to cover the short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking services and other commercial dealings in the ordinary course of business with us and our affiliates. Furthermore, they have received, or may in the future receive, customary fees and commissions for these types of transactions.

        In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates also may make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Shares

        In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus are available on the Internet website maintained by the underwriter. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the underwriter's website is not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus are a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Certain legal matters will be passed upon for the underwriter by Andrews Kurth LLP, Houston, Texas. Andrews Kurth LLP performs legal services for our affiliates from time to time on matters unrelated to the offering of the common stock.

EXPERTS

Kinder Morgan, Inc.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Kinder Morgan, Inc. (formerly known as Kinder Morgan Holdco LLC), incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 and our Current Report on Form 8-K filed on May 7, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in our Annual Report on Form 10-K for the year ended December 31, 2011, is incorporated herein by reference on the authority of such firm as experts in petroleum engineering.

El Paso Corporation

        The consolidated financial statements and schedule of El Paso Corporation appearing in El Paso Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of El Paso Corporation's internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. The report of Ernst & Young LLP on the consolidated financial statements and schedule of El Paso Corporation as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 is based in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial statements referred to above are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Citrus Corp. and Subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in El Paso Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein, and the consolidated financial statements of El Paso Corporation, to the extent they relate to Citrus Corp. and Subsidiaries, are so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Information incorporated herein by reference regarding the estimated reserves attributable to certain of El Paso Corporation's natural gas and oil properties were prepared by El Paso and audited by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their report with respect thereto and is incorporated herein upon the authority of such firm as experts in petroleum engineering.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to them. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the acquisition of El Paso or to pay dividends are forward-looking statements.

        Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus supplement and the accompanying prospectus, may adversely affect results as indicated in forward-looking statements. We urge you to read carefully this entire prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the documents that are filed as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

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  our ability to successfully integrate El Paso's operations and to realize synergies from the acquisition;

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  KMP's ability to complete the disposition of assets as required for Federal Trade Commission approval of our acquisition of El Paso;

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  our ability to effect drop-down transactions on satisfactory terms and conditions, or at all, and to use the proceeds to reduce our debt;

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  the additional conflicts of interest that may arise because we own indirectly the general partners of both KMP and EPB;

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  price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, electricity, coal, steel and other bulk materials and chemicals in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in tax laws, principally related to KMP and EPB;

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  indebtedness, not only at the Kinder Morgan, Inc. level, but also at the El Paso, KMP and EPB levels, which could make each vulnerable to general adverse economic and industry conditions, limit their ability to borrow additional funds, and/or place them at competitive disadvantages compared to their competitors that have less debt or have other adverse consequences;

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  possible changes in credit ratings, particularly as a result of our acquisition of El Paso, including effects on our borrowing costs and the effects of a ratings downgrade within 120 days of our acquisition of El Paso of certain notes issued by El Paso and its subsidiaries, which might give the holders the right to require El Paso or the relevant subsidiary to repurchase all or part of those notes, as provided in the debt documents;

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  capital markets conditions, inflation and interest rates;

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  changes in laws or regulations, third-party relations and approvals and decisions of courts, regulators and governmental bodies that may adversely affect our business or ability to compete;

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  changes in the tariff rates charged by our pipeline subsidiaries implemented by the FERC, the California Public Utilities Commission, Canada's National Energy Board or another regulatory agency;

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  the ability to acquire new businesses and assets and integrate those operations into existing operations, as well as the ability to expand facilities;

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  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from terminals or pipelines;

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  the ability to successfully identify and close acquisitions and dispositions and make cost-saving changes in operations;

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  the ability to achieve cost savings and revenue growth;

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  the ability to complete expansion projects on time and on budget;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

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  crude oil and natural gas production from exploration and production areas that we serve, such as the Permian and Anadarko basins of West Texas, the U.S. Rocky Mountains, the Marcellus shale gas formation in Pennsylvania, the areas of shale gas formation in Texas, Louisiana and along the Gulf Coast and the Alberta oil sands;

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  changes in accounting pronouncements that affect the measurement of results of operations, the timing of when such measurements are to be made and recorded and the disclosures surrounding these activities;

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  the ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts and on acceptable terms to implement that portion of the business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of facilities;

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  interruptions of electric power supply to our facilities due to natural disasters, power shortages, strikes, riots, terrorism (including cyber-attacks), war or other causes;

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  the ability to obtain insurance coverage without significant levels of self-retention of risk;

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  acts of nature, sabotage, terrorism (including cyber-attacks) or other similar acts causing damage greater than insurance coverage limits;

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  the political and economic stability of the oil producing nations of the world;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  foreign exchange fluctuations;

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  the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products;

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  the extent of our success in discovering, developing and producing oil and gas reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

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  engineering and mechanical or technological difficulties that may be experienced with operational equipment, in well completions and workovers, and in drilling new wells;

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  the uncertainty inherent in estimating future oil and natural gas production or reserves;

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  the timing and success of business development efforts;

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  unfavorable results of litigation and the fruition of contingencies referred to in the notes to the financial statements included in and incorporated by reference in this prospectus supplement;

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  our dependence on cash distributions from our subsidiaries;

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  our ability to pay the anticipated level of dividends;

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  the impact of our and our subsidiaries' financial results on our ability to pay dividends;

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  the effect of steps taken to support KMP and EPB that reduce cash distributions received from those partnerships;

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  changes in our dividend policy implemented by our board of directors or resulting from restrictions under Delaware law or the terms of any future indebtedness, including indebtedness incurred in connection with our acquisition of El Paso; and

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  those other factors discussed in the sections entitled "Risk Factors" in the documents incorporated by reference into this prospectus supplement, including the risks relating to KMP, which apply equally to EPB.

        Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks described sections entitled "Risk Factors" incorporated by reference into this prospectus supplement or that any of the uncertainties associated with the forward-looking statements discussed in this prospectus supplement will occur, or if any of them do, when they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

PROSPECTUS

Kinder Morgan, Inc.

Common Stock

Debt Securities

        We may from time to time, in one or more offerings, offer and sell an unlimited amount of debt securities under this prospectus.

        In addition, selling stockholders to be identified in one or more supplements to this prospectus may from time to time, in one or more offerings, offer and sell an unlimited number of shares of our Class P common stock, referred to in this prospectus as our "common stock." We will not receive any proceeds from any common stock sold by selling stockholders.

        We or the selling stockholders may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled "Where You Can Find More Information" in this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "KMI." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that may be offered.

        Investing in our securities involves risks. You should review carefully the risk factors identified in the documents incorporated by reference herein for a discussion of important risks you should consider before investing in our securities. Also, please read the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2012.

        You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act using a shelf registration process. Using this shelf registration process, we may from time to time, in one or more offerings, offer and sell an unlimited amount of the debt securities described in this prospectus, and selling stockholders may from time to time, in one or more offerings, offer and sell an unlimited number of shares of our common stock. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

        Each time we or selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us or selling stockholders in that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        As used in this prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents:

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  Our Annual Report on Form 10-K for the year ended December 31, 2011;

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  Our Current Reports on Form 8-K filed on February 16, 2012 and February 28, 2012;

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  Our Registration Statement on Form 8-A filed on February 10, 2011; and

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  All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the sale of securities offered hereby.

        The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we file with the SEC by reference to our company name or to our SEC file number, 1-35081. You also may read and copy any document we file with the SEC at the SEC's public reference room located at:

    100 F Street, N.E., Room 1580
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. Our SEC filings are also available to the public through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, New York 10005.

        In addition, in connection with KMI's proposed acquisition of El Paso Corporation described under "Kinder Morgan, Inc." below, the following information is incorporated by reference:

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  the financial statements and supplementary data and financial statement schedule included under Item 8 and Item 15(c) of El Paso's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC; and

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  the financial statements included under Part I, Item 1 of any Quarterly Reports on Form 10-Q El Paso subsequently files with the SEC.

        You may obtain copies of these El Paso documents through the SEC's EDGAR System referred to above by reference to El Paso's corporate name or its SEC file number, 1-14365.

        We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

    Kinder Morgan, Inc.
    Investor Relations Department
    500 Dallas Street, Suite 1000
    Houston, Texas 77002
    (713) 369-9000

        Should you want more information regarding Kinder Morgan Energy Partners, L.P., Kinder Morgan Management, LLC or El Paso Pipeline Partners, L.P., please refer to the annual, quarterly and special reports, as applicable, filed with the SEC regarding those entities.

 KINDER MORGAN, INC.

        We are a publicly-traded Delaware corporation, with our common stock traded on the NYSE under the ticker "KMI." We are a leading pipeline transportation and energy storage company in North America and own an interest in or operate more than 37,000 miles of pipeline and 180 terminals. Our pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and our terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. We own the general partner interest of Kinder Morgan Energy Partners, L.P., referred to as "KMP," one of the largest publicly-traded pipeline limited partnerships in America.

        On October 16, 2011, we and El Paso Corporation, referred to as "El Paso," announced a definitive agreement whereby we will acquire all of the outstanding shares of El Paso. El Paso owns North America's largest interstate natural gas pipeline system, one of North America's largest independent exploration and production companies and an emerging midstream business. El Paso also owns a 42 percent limited partner interest and the 2 percent general partner interest in El Paso Pipeline Partners, L.P., referred to as "EPB." The combined enterprise, including the associated master limited partnerships, KMP and EPB, will represent the largest natural gas pipeline network in the United States, the largest independent transporter of petroleum products in the United States, the largest transporter of CO2 in the United States, the second largest oil producer in Texas and the largest independent terminal owner/operator in the United States. Completion of the transaction is subject to the approval of both our and El Paso's shareholders, as well as the receipt of customary regulatory approvals.

        The address of our principal executive offices is 500 Dallas Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of debt securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

        We will not receive any proceeds from any sale of shares of common stock offered by selling stockholders.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series. The debt securities will be:

  •
  our direct unsecured general obligations; and

  •
  either senior debt securities or subordinated debt securities.

        Senior debt securities will be issued under an indenture we call the senior indenture, and subordinated debt securities will be issued under an indenture we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities.

        We have not restated these indentures in their entirety. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words "we," "us" and "our" refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

        Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus. As of the date of this prospectus, no debt securities were outstanding under either indenture.

        Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.

        None of the debt securities will be secured by our property or assets or those of our subsidiaries, and neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will be our unsecured creditors and will generally have a junior position to claims of all creditors and preferred stockholders of our subsidiaries.

        The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. See "—Form, Denomination and Registration; Book-Entry Only System."

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and any supplemental indenture or other necessary corporate action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:

  •
  the form and title of the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

  •
  the total principal amount of the debt securities;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

  •
  the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any change in the trustee, paying agent or security registrar; and

  •
  any other terms of the debt securities. (Section 301)

        We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

        Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt. The senior indenture contains provisions that:

  •
  limit our ability to put liens on assets constituting our Principal Property; and

  •
  limit our ability to sell and lease back our Principal Property.

The subordinated indenture does not contain any similar provisions.

        We have described below these provisions and some of the defined terms used in the senior indenture.

  Limitations on Liens

        The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of Capital Stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our Debt or the Debt of any other Person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured.

        "Principal Property" means, whether owned or leased on the date of the senior indenture or thereafter acquired:

          (a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and

          (b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof,

        except, in the case of either of the foregoing clauses (a) or (b):

  •
  any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

  •
  any such assets, plant or terminal which, in the opinion of our board of directors, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

        This restriction does not apply to:

          (1)   Permitted Liens, as defined below;

          (2)   any lien upon any property or assets created at the time of acquisition of that property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

          (3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;

          (5)   any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;

          (6)   with respect to any series, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;

          (7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable Subsidiary has not exhausted our appellate rights;

          (8)   any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

          (9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our Debt or Debt of any Subsidiary.

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure our Debt or the Debt of any other Person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1005 of the senior indenture)

        "Permitted Liens" means:

          (1)   liens upon rights-of-way for pipeline purposes;

          (2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;

          (5)   liens of, or to secure performance of, leases, other than capital leases;

          (6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8)   any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9)   any lien in favor of us or any Subsidiary;

          (10) any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing our Debt or Debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;

          (13) liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

  •
  all current liabilities, excluding:

  •
  any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

  •
  current maturities of long-term Debt; and

  •
  the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

  Restriction on Sale-Leasebacks

        The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a Person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a "Sale-Leaseback Transaction" in the senior indenture, unless:

          (1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

          (2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3)   we or the Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

          (4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

    •
    the prepayment, repayment, redemption, reduction or retirement of any of our Debt or the Debt of any Subsidiary that is not subordinated to the senior debt securities, or

    •
    the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments

(other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

        Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

Provisions Only in the Subordinated Indenture

  Subordinated Debt Securities Subordinated to Some Other Debt

        Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)

Provisions in Both Indentures

  Consolidation, Merger or Asset Sale

        Both indentures generally allow us to consolidate or merge with a Person. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a Person.

        However, we will only consolidate or merge with or into any other Person or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

  •
  the remaining or acquiring Person is organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring Person assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

  •
  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists.

        The remaining or acquiring Person will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indentures and the debt securities. (Sections 801 and 802)

  Events of Default and Remedies

        "Event of Default," with respect to any series of debt securities, when used in an indenture, means any of the following:

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to pay interest on any debt security of that series for 30 days;

  •
  failure to perform, or breach of, any term, covenant or warranty in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after we are given written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series;

  •
  our bankruptcy, insolvency or reorganization; or

  •
  any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

        If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

        Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.

        Holders of beneficial interests in global notes as described under "—Form, Denomination and Registration; Book-Entry Only System" are not registered holders for purposes of the indentures and should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.

  Modification of Indentures

        Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

        In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  curing ambiguities or correcting defects or inconsistencies;

  •
  evidencing the succession of another Person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

  •
  providing for a successor trustee;

  •
  qualifying the indentures under the Trust Indenture Act;

  •
  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

  •
  supplementing any provisions of the indentures to permit the defeasance and discharge of debt securities of any series, provided that such action does not adversely affect the interests of holders of debt securities of that or any other series;

  •
  adding or changing provisions relating to a particular series of debt securities that does not affect the rights of any holder in any material respect; or

  •
  adding, changing or eliminating provisions relating to a particular series of debt securities to be issued. (Section 901)

  Defeasance

        At any time we may terminate all our obligations under an indenture as it relates to the notes of any series, a process commonly called "legal defeasance," except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series and to maintain a registrar and paying agent in respect of such notes. (Section 1302)

        We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called "covenant defeasance." (Section 1303)

        We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third bullet point under "—Events of Default and Remedies" above.

        We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the "defeasance trust") with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the debt securities of the relevant series to redemption or stated

maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their debt securities until maturity.

        Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.

  Discharge

        We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

  •
  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

  Concerning the Trustee

        U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 5555 San Felipe Street, Suite 1150, Houston, Texas 77056.

        Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

        Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

        Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

  Governing Law

        The indentures are and the debt securities will be governed by the laws of the State of New York. (Section 112)

  No Personal Liability of Our Directors, Officers, Employees, Agents or Shareholders

        Our directors, officers, employees, agents and shareholders will not have any liability for our obligations under the indentures or the debt securities or for any certificate or similar writing delivered pursuant to the indentures. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)

Form, Denomination and Registration; Book-Entry Only System

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

        Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the applicable indenture.

        Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

        We expect that DTC or its nominee will credit participants' accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

  If

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days, or

  •
  an event of default with respect to a series of debt securities shall have occurred and be continuing,

the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Investors may hold interests in the notes outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

 DESCRIPTION OF OUR CAPITAL STOCK

        The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors. Copies of our certificate of incorporation and bylaws are on file with the SEC, and the shareholders agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of our certificate of incorporation and bylaws. You should refer to the provisions of these documents because they, and not this summary, will govern your rights as a holder of shares of our common stock.

General

        Our authorized capital stock consists of:

  •
  2,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to in this prospectus as our "common stock," 170,921,140 of which were outstanding as of January 31, 2012;

  •
  707,000,000 shares of Class A convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus as our "Class A shares," 535,972,387 of which were outstanding as of January 31, 2012, and none of the rest of which may be reissued;

  •
  100,000,000 shares of Class B convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus as our "Class B shares," 94,132,596 of which were outstanding as of January 31, 2012, and none of the rest of which may be reissued;

  •
  2,462,927 shares of Class C convertible common stock, $0.01 par value per share, issued in nine series, which we refer to in this prospectus as our "Class C shares," 2,318,258 of which were outstanding as of January 31, 2012, and none of the rest of which may be reissued; and

  •
  10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of January 31, 2012.

Classes of Common Stock

General

        As of January 31, 2012, the Class A shares, the Class B shares and the Class C shares were convertible into a total of 535,972,387 shares of common stock, which represented 75.8% of our outstanding shares of common stock on a fully-converted basis. The number of shares of common stock into which the Class A shares, Class B shares and Class C shares will convert is determined in accordance with our certificate of incorporation. As described under "—Voluntary Conversion—Automatic Conversion of Class B Shares and Class C Shares," the relative portion of the total number of shares of common stock issuable upon conversion to the holders of the Class A Shares, the Class B Shares and the Class C Shares, respectively, and the portion of our dividends to be received by the holders of the Class A Shares, the Class B Shares and the Class C Shares, respectively, will depend on the total value that has been received by such holders in connection with dividends and conversions of such shares into shares of common stock. Because the aggregate amount of common stock into which the Class A shares, Class B shares and Class C shares can convert is fixed, however, neither conversions of any Class A shares, Class B shares or Class C shares into common stock, nor the portion of our distributions that may be received by the Class B shares or Class C shares rather than the Class A shares, will impact the per share distribution paid on our common stock or the aggregate distributions we pay to our stockholders. The conversion of Class B shares and Class C shares into shares of common stock will result in a corresponding decrease in the number of shares of common stock into which our Class A shares will be able to convert because the Class A shares, Class B shares and Class C shares are convertible into a fixed aggregate number of shares of our common stock.

        The Class A shares, Class B shares and Class C shares were originally issued to individuals and entities we refer to collectively as the "Investors." The Investors were investors in our 2007 Going Private Transaction, and are:

  •
  Richard D. Kinder, our Chairman and Chief Executive Officer;

  •
  investment funds advised by or affiliated with Goldman Sachs, Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC, which we refer to as the "Sponsor Investors;"

  •
  Fayez Sarofim, one of our directors, and investment entities affiliated with him, and an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders, whom we refer to collectively as the "Original Stockholders;" and

  •
  A number of other members of our management, whom we refer to collectively as "Other Management."

        Since the Investors may decide to sell shares at different times and at different prices or values, and because those sales may affect the relative conversion and distribution rights of the Class B shares and the Class C shares vis-a-vis the Class A shares, our Class A shares were issued in nine series to the following groups of Investors:

  •
  five series to the Sponsor Investors;

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  one series to Richard D. Kinder;

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  two series to the Original Stockholders; and

  •
  one series to Other Management.

        Each series of Class A shares has a corresponding series of Class B shares and of Class C shares in order to track the dividends and conversions of each series. Class B shares are held by members of management, and each series of Class A shares has a similar corresponding series of Class B shares. Class C shares also are held by members of management, and each series of Class A shares has a similar corresponding series of Class C shares. The relationship among the Class A shares, Class B shares and Class C shares is the same for all series of Class A shares. The determinations described below are made on a series-by-series basis.

        The economic rights of the holders of the Class A shares, Class B shares and Class C shares will adjust as described in our certificate of incorporation. The holders of the Class C shares are not entitled to any distributions until the holders of the Class A shares have received total value of distributions and of shares of common stock issued upon conversion of Class A shares equal to 100% of their originally invested capital; thereafter, the holders of the Class C shares are entitled to a proportion of distributions as if the Class C shares were Class A shares. Other than the priority distributions described below under "—Dividends," the holders of the Class B shares are not entitled to any distributions until the holders of the Class A shares and the holders of the Class C shares have received total value equal to 150% of their original capital, which includes the capital originally invested by the holders of the Class A shares at the time of the Going Private Transaction and an amount of notional capital for the Class C shares (collectively referred to in this prospectus as the "original capital"). Thereafter, the holders of Class B shares as a group are entitled to varying percentages of distributions that would cause such holders to have received total value equal to between 5% and 20% of the amount by which the total value of distributions and of shares of common stock issued upon conversion received with respect to the Class A shares, Class B shares and Class C shares exceeds the original capital. At May 31, 2015, any remaining Class A shares, Class B shares and Class C shares will convert into shares of common stock based on the fair market value of those shares of common stock, which will be calculated based on the volume weighted average price of one share of common stock during the regular director and officer blackout period for our first quarterly periodic report for the 2015 calendar year. A mandatory conversion event may occur earlier with respect to one or more series of the Class A shares, Class B shares and Class C shares upon the occurrence of specified events. See "—Mandatory Conversion."

        The number of shares of common stock into which the Class A shares, the Class B shares and the Class C shares in the aggregate can convert was fixed in connection with our February 2011 initial public offering. Out of that aggregate number, the portion into which the Class A shares can convert may grow smaller, to the extent the Class B shares and Class C shares convert into common stock, depending on the amount by which the total value received with respect to our Class A shares, Class B shares and Class C shares exceeds the original capital. The Class C shares will not convert into any shares of common stock unless the holders of Class A shares have received total value in excess of 100% of the originally invested capital of the holders of the Class A shares, after which time the Class C shares will generally be treated as Class A shares. The Class B shares will not convert into any shares of common stock unless the holders of Class A shares and Class C shares have received total value in excess of 150% of the original capital of the holders of the Class A shares and Class C shares. Class B shares and Class C shares will automatically convert into shares of common stock after specified thresholds of total value received have been exceeded as a result of the voluntary conversion of Class A shares. See "—Voluntary Conversion—Automatic Conversion of Class B Shares and Class C Shares."

        All of the Class A shares of the two series issued to the Original Stockholders and the series issued to Other Management, and the corresponding series of Class B shares and Class C shares, have been converted into common stock, and those three series of Class A shares, Class B shares and Class C shares are no longer outstanding. See "—Mandatory Conversion."

Voluntary Conversion

        Voluntary Conversion of Class A Shares.    A holder of Class A shares may elect to convert some, or all, of its Class A shares in order to sell the resulting shares of common stock to a third party or to make a distribution of such resulting shares of common stock to its investors or partners by delivering a conversion notice to us and our transfer agent. Richard D. Kinder also may convert his Class A shares in order to donate the resulting shares of common stock to certain charitable organizations.

        Holders of Class A shares, or shares of common stock received by such holder upon a mandatory conversion occurring prior to May 31, 2015, may not convert any Class A shares or transfer any shares of common stock during the fair market value calculation period prior to the final conversion date on May 31, 2015, See "—General." Holders of Class B shares and Class C shares are not entitled to voluntarily convert their shares.

        Automatic Conversion of Class B Shares and Class C Shares.    The voluntary conversion of shares of a Class A series that causes certain thresholds of total value received to be exceeded will result in the automatic conversion of Class B shares or Class C shares. Class C shares will not convert into any shares of common stock unless the holders of the corresponding series of Class A shares have received total value in excess of 100% of the originally invested capital of the holders of those Class A shares, after which time such Class C shares will generally be treated as Class A shares. Thereafter, each time that a holder of Class A shares voluntarily converts some, or all, of its Class A shares in order to sell, distribute or donate the resulting shares of common stock, a number of Class C shares will automatically convert into shares of common stock so that the holders of Class C shares receive their proportion of the total value that the holders of Class A shares received in such transaction. The Class B shares of a series will not convert into any shares of common stock unless the holders of the corresponding Class A shares and Class C shares have received total value in excess of 150% of the original invested and notional capital of the holders of the Class A shares and Class C shares. Thereafter, the holders of Class B shares as a group will begin receiving their proportion of total value.

Each time thereafter that a holder of Class A shares voluntarily converts some, or all, of its Class A shares in order to sell, distribute or donate the resulting shares of common stock, a number of Class B shares will automatically convert into shares of common stock so that the holders of Class B shares receive their proportion of total value, which is equal to between 5% and 20% of the amount by which the total value of distributions and of shares of common stock issued upon conversion received with respect to Class A shares, Class B shares and Class C shares exceeds the original capital.

Mandatory Conversion

        Any Class A shares, Class B shares and Class C shares of a series outstanding on May 31, 2015 will automatically convert into the remaining shares of common stock allocable to such series, as described above under "—General." Mandatory conversion may occur earlier if the holders of two-thirds of the shares of a Class A series and two-thirds of the shares of the corresponding Class B series select an earlier date, if the remaining number of shares of common stock originally allocable to such series falls below 0.5% of the maximum number of shares of common stock allocable to such series or upon the occurrence of specified change of control events. See "—Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law—Approval Requirements for Certain Changes of Control." An early mandatory conversion date may not be selected with respect to Richard D. Kinder's Class A shares until at least two of the Sponsor Investors have selected an early mandatory conversion date or unless no Sponsor Investor holds any Class A shares or shares of common stock received upon a mandatory conversion. In November 2011, an early mandatory conversion date was selected by the requisite holders of the two series of Class A shares issued to the Original Stockholders and the series of Class A shares issued to Other Management and by the requisite holders of the corresponding series of Class B shares. Accordingly, all of the Class A shares in those three series, and in the corresponding three series of Class B shares and Class C shares, were converted into common stock, and none of the Class A shares, Class B shares or Class C shares in those three series remain outstanding.

Accelerated Conversion of Class B Shares and Class C Shares

        A holder of Class B shares or Class C shares may convert all or a portion of such shares into shares of common stock in order to provide such holder with liquidity in the event that such holder must pay certain taxes with respect to its ownership of such Class B shares or Class C shares that exceed the amount of total value received by such holder with respect to such Class B shares or Class C shares as of such time. Adjustments would be made to subsequent distributions or conversions that otherwise would be made or would occur with respect to the Class B shares or Class C shares that are subject to such accelerated conversion. Alternatively, the holders of Class A shares of the series corresponding to such Class B shares or Class C shares may elect to make a non-interest-bearing cash loan to the holder of such Class B shares or Class C shares to provide such holder with the required liquidity and, to the extent that such holder would incur certain taxable compensation income in connection with such non-interest-bearing loan, will make a tax gross-up payment in cash to such holder.

Voting Rights

        Each share of common stock and each Class A share entitles the holder to one vote (subject to anti-dilution adjustments in the case of the Class A shares) with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Each Class B share and Class C share entitles the holder to 1/10th of a vote with respect to the election of directors. All classes of capital stock vote as a single class for the election and removal of directors on our board of directors and as provided by law, and the common stock and the Class A shares vote as a single class on most other matters. Certain classes have specific votes with respect to certain amendments of our certificate of incorporation. See "—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Amending Our Certificate of Incorporation and Bylaws."

        Holders of our capital stock do not have cumulative voting rights.

Dividends

        Holders of common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock. The holders of our outstanding Class A shares, Class B shares and Class C shares are entitled to receive in the aggregate the proportion of any such dividend allocable to the maximum number of shares of common stock into which they would then convert (measured on the record date for such dividend). The dividends received by holders of Class A shares, Class B shares and Class C shares will adjust over time as described above under "—General." The Class A shares, Class B shares and Class C shares will receive in the aggregate dividends on a fully-converted common stock basis, and the payment of those dividends will not otherwise affect the per share dividends received by holders of common stock since the aggregate number of shares of common stock into which our Class A shares, Class B shares and Class C shares can convert was fixed in connection with our initial public offering.

        Our certificate of incorporation provides that, in general, no dividends will be paid to holders of Class A shares and Class C shares until annual dividends of up to $50 million are paid to the holders of Class B shares. Subject to certain limitations set forth in our charter, such priority dividends are payable to the holders of Class B shares until such holders have received dividends of approximately $200 million, sixteen quarters have elapsed since our first dividend payment date after the closing of our initial public offering, or the holders of the Class A shares, the holders of the Class B shares and the holders of the Class C shares have received total value equal to 150% of the original capital, whichever is earlier.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our capital stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities in accordance with the provisions regarding the payment of dividends in our certificate of incorporation. See "—Dividends" above. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock, Class A shares, Class B shares or Class C shares.

Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares issued upon exercise of the warrants will be, when issued, validly issued, fully paid and nonassessable.

Appraisal Procedure

        Our certificate of incorporation provides for appraisal procedures to be used in the event of disputes relating to, among other things, the calculation of fair market value of illiquid consideration and determination of values upon a mandatory conversion. We have agreed to pay all costs of such dispute resolution procedures, including the fees of all appointed investment banking firms or other appraisers.

Preferred Stock

        Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the "DGCL," and the board of directors approval requirements contained in our bylaws, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.

        Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.

Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law

        In addition to the supermajority board voting approvals required by our bylaws, our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our other classes of stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 10% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

        Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us. In addition, at the time of our initial public offering we entered into a shareholders agreement with the Investors, which we refer to in this prospectus as the "shareholders agreement." The nomination and removal of directors, including the filling of board vacancies, must also comply with the provisions of our shareholders agreement that relate to composition of our board of directors. See "—Shareholders Agreement."

No Stockholder Action by Written Consent

        Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders. Holders of our Class A shares, Class B shares and Class C shares may effect any action requiring the consent of such class of stock by written consent.

Approval Requirements for Certain Changes of Control

        Our organizational documents contain additional approval requirements for certain non-cash changes of control. Our shareholders agreement prohibits us from directly or indirectly engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of common stock as they exist on the date of such transaction. A determination that a change of control meets the above requirements requires approval by each of the following:

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  Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares,

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  Richard D. Kinder (so long as he and his permitted transferees hold Class A shares),

  •
  holders of a majority of our outstanding Class B shares and

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  holders of a majority of our outstanding Class C shares.

        If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter. In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of our common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements. See "—Shareholders Agreement—Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates."

Section 203 of the DGCL

        We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:

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  before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

  •
  at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Richard D. Kinder or any Sponsor Investor that is an interested stockholder prior to our initial public offering, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

Board of Directors

        Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors initially will be thirteen, subject to increase or decrease in accordance with the shareholders agreement. The shareholders agreement provides that the number of directors may not be reduced below eleven until such time that the Sponsor Investors have the right to choose fewer than three director nominees and a majority of the board approves such reduction. In such case, the number of director nominees that Richard D. Kinder has the right to choose also will be reduced. The shareholders agreement also provides that the number of directors may be increased in order to meet the majority independence requirements of the New York Stock Exchange, which we refer to in this prospectus as the "NYSE," if we are unable to qualify for a controlled company exemption at such time. See "—Shareholders Agreement."

        We have agreed in the merger agreement with El Paso to take all action necessary, including increasing the size of our board of directors and amending our shareholders agreement to effect such increase, to elect two individuals designated by El Paso to our board of directors as of the effective time of the merger. We also agreed that one of those individuals would be appointed to our audit committee and one to our nominating and governance committee.

Supermajority Board Approval

        Our bylaws state that, unless otherwise provided, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, any matter brought before the board of directors will be decided by a supermajority vote, which is defined as the affirmative vote of eight directors. We have agreed in the merger agreement with El Paso to take all action necessary to cause our bylaws to be amended to provide that a supermajority vote is defined as the affirmative vote of ten directors rather than eight.

        Our bylaws further provide a list of actions that, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, must be brought before the board of directors and decided by supermajority vote, including the following actions with respect to us and our subsidiaries (other than KMR or KMP or any of their respective subsidiaries and other than Kinder Morgan G.P., Inc., the general partner of KMP, solely to the extent it is acting to approve actions taken by KMR or matters on behalf of KMP, in its capacity as a shareholder of KMR or as the general partner of KMP):

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  commencement of any bankruptcy or similar proceeding by us or any of our subsidiaries,

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  commencement of any liquidation or dissolution proceedings,

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  commencement or settlement of any litigation over $50 million,

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  any change to our dividend policy or distributions made outside of the dividend policy,

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  amendment or waiver of any material terms of our or our subsidiaries' corporate governance documents, outstanding securities, or governance structure (to the extent not required by law),

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  adoption of our annual budget,

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  approval of certain actions not contemplated by the annual budget, including the issuance of equity securities or the entry into mergers or divestitures, with various exceptions,

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  certain transactions with affiliates (including KMP and KMR),

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  increase of employee compensation or benefits of management, with certain exceptions,

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  material changes to or waivers of material terms of any agreement or transaction that requires a supermajority board approval,

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  take certain actions in its capacity as shareholder, member or partner of its subsidiaries (other than Kinder Morgan G.P., Inc. solely to the extent it is acting in its capacity as a shareholder of KMR or as the general partner of KMP, but not, among other things, to amend or waive its rights under KMP's organizational documents),

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  enter into an agreement or take an action that would restrict our ability to make distributions or limit the rights of the board and/or our stockholders under our certificate of incorporation, bylaws or shareholders agreement and

  •
  adoption or modification of a shareholder rights plan.

Limitations of Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

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  for breach of duty of loyalty;

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  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

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  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

        Our certificate of incorporation provides that the Sponsor Investors and certain of their affiliates (including any director nominated by the Sponsor Investors) have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us or our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to such person solely in his or her capacity as such a director.

Amending Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation may be amended in any manner provided by the DGCL. Our bylaws provide that amendments of our certificate of incorporation require supermajority approval by the board of directors. See "—Supermajority Board Approval." In addition, certain amendments of our certificate of incorporation may only be effected with the following additional affirmative votes:

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  any amendment to provisions of our certificate of incorporation relating to our authorized shares, distributions, conversions, voting, amendments, anti-dilution, delivery of notices or corporate opportunities requires the affirmative vote of holders of at least a majority of the issued and outstanding Class A shares of each Class A series issued to the Sponsor Investors and Richard D. Kinder;

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  any amendment to provisions of our certificate of incorporation other than as described above requires the affirmative vote of holders of at least seventy-five percent (75%) of the issued and outstanding Class A shares;

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  any amendment to our certificate of incorporation that amends, alters, repeals, impairs or modifies the rights of a particular class of stock requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of such class of stock; and

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  any amendment to any provision of our certificate of incorporation that modifies the rights of a particular series of a class of stock in a manner adversely and differently from other series of the same class of stock requires the affirmative vote of holders of at least a majority of the issued and outstanding shares of such series of stock.

        Our certificate of incorporation and our bylaws provide that our bylaws may be amended, altered, repealed or new bylaws may be adopted by our board of directors (with supermajority approval of the board of directors so long as the Sponsor Investors have the right to nominate five of our director nominees) or by the affirmative vote of holders of shares representing two-thirds of the total voting power of all of our outstanding capital stock then entitled to vote at any annual or special meeting for the election of directors. In addition, any adoption, alteration, amendment or repeal of any bylaw by the board of directors requires the affirmative vote of:

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  a majority of the directors chosen for nomination by Richard D. Kinder (if any),

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  a majority of the directors chosen for nomination by the Sponsor Investors (if any),

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  two-thirds of the directors chosen for nomination by the Sponsor Investors in the case of an alteration, amendment or repeal of specified provisions of our bylaws with respect to directors, removal of officers, securities of other corporations and amendments of the bylaws, and

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  the director(s) chosen by a Sponsor Investor in the case of an alteration, amendment or repeal of any provision of our bylaws that would treat such Sponsor Investor adversely.

Transfer Agent and Registrar

        As of the date of this prospectus, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A. It may be contacted at 525 Washington Blvd., Jersey City, New Jersey 07310.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "KMI."

Shareholders Agreement

        We are party to a shareholders agreement with the Investors regarding voting, transfer and registration for resale of shares of our stock held by them, among other things. Persons who become holders of our common stock upon the exercise of warrants will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. Although only we and the Investors are parties to the shareholders agreement, it contains a number of provisions affecting the governance of our company. Below is a summary of those provisions of our shareholders agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the shareholders agreement in its entirety.

Board, Committee and Observer Rights

        Our shareholders agreement provides that Richard D. Kinder and the Sponsor Investors have the following rights to appoint director nominees to our board of directors and committees, which may be adjusted as described below. As of the date of this prospectus, our board has fifteen members, with five directors chosen by Mr. Kinder, two directors chosen by the funds affiliated with each of Goldman Sachs and Highstar Capital LP, one director chosen by the funds affiliated with each of The Carlyle Group and Riverstone Holdings LLC, and four additional independent directors.

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  Richard D. Kinder may appoint five nominees (one of whom may be Mr. Kinder) so long as Mr. Kinder is our chief executive officer and owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors. One of those nominees must meet the audit committee independence requirements of the NYSE. The number of directors Mr. Kinder may nominate may decrease as follows:

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  If Mr. Kinder ceases to be chief executive officer for any reason other than termination for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may appoint two nominees (one of whom may be Mr. Kinder), the then-current chief executive officer will be one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to our nominating and governance committee.

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  If Mr. Kinder is terminated as chief executive officer for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may only appoint one nominee, the then-current chief executive officer will be one nominee, the nominating and governance committee will appoint one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. None of these nominees may be Mr. Kinder. If Other Management and the Original Stockholders cease to own at least a majority of their original holdings of our Class A shares and shares of common stock issued upon conversion of such Class A shares, then their right to appoint those two nominees will be transferred to the nominating and governance committee.

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  If the board of directors approves a reduction in the number of directors below eleven while Mr. Kinder has the right to appoint five nominees, then Mr. Kinder's nominees will be reduced to four. In addition, Mr. Kinder will no longer be required to appoint a nominee that meets the audit committee independence requirements and instead our nominating and governance committee will be required to appoint such nominee.

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    If Mr. Kinder no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then Mr. Kinder may no longer appoint any nominees, and instead, the then-current chief executive officer will be one nominee and the nominating and governance committee will appoint four nominees (or three if the number of directors has been reduced below eleven).

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  Affiliates of Goldman Sachs may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  If affiliates of Goldman Sachs own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Goldman Sachs may only appoint one nominee.

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  Affiliates of Highstar Capital LP may appoint two nominees so long as they own shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  If affiliates of Highstar Capital LP own shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then affiliates of Highstar Capital LP may only appoint one nominee.

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  Affiliates of The Carlyle Group may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  Affiliates of Riverstone Holdings LLC may appoint one nominee so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        If any Sponsor Investor ceases to have the right to appoint a director nominee, then our board of directors will decrease in size by the corresponding number of directors, down to a minimum of eleven directorships. Once the Sponsor Investors collectively have the right to appoint less than three director nominees, our board of directors can elect to further decrease the size of our board, down to a minimum of nine directorships. Appointments to any directorships which are not specifically allocated pursuant to the above description will be made by our nominating and governance committee.

        Under the shareholders agreement, share ownership for Mr. Kinder includes shares owned by his permitted transferees, and share ownership for Sponsor Investors includes specified transferees and successors. In the event of Mr. Kinder's death, his nomination rights described above may be exercised by his heirs, executors and beneficiaries so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        The shareholders agreement provides that our nominating and governance committee will be comprised of three members. The members will be selected by the board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint any nominees), one of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees) and one of the directors nominated for election by our nominating and governance committee. All decisions of our nominating and governance committee with respect to nominations, designations and appointments to the board of directors and committees of the board of directors, including independence determinations, will require unanimous approval so long as the Sponsor Investors have the right to collectively appoint at least three nominees to our board. All members of the nominating and governance committee will be required to meet the applicable NYSE independence requirements. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        The shareholders agreement provides that our audit committee will be comprised of three members. The members will be selected by the board, and must include one of the directors nominated for election by Richard D. Kinder (so long as Mr. Kinder has the right to appoint a nominee that meets such requirements) and two of the directors nominated for election by our nominating and governance committee. All members of our audit committee will be required to meet the applicable NYSE audit committee independence requirements, and one member will be required to be a financial expert as defined by the SEC. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        The shareholders agreement provides that our compensation committee will be comprised of five members. The members will be selected by the board, and must include two of the directors nominated for election by the Sponsor Investors (so long as the Sponsor Investors have the right to collectively appoint at least three nominees). All members of the compensation committee will be required to meet the applicable NYSE independence requirements and any additional requirements imposed by law. No nominee of Mr. Kinder selected to serve on this committee can serve as chair of such committee.

        Each of our other committees will be comprised of five members. The members will be selected by the board, and must include two of the directors nominated for election by the Sponsor Investors so long as the Sponsor Investors have the right to collectively appoint at least three nominees. If either the Sponsor Investors or Richard D. Kinder loses the right to select, or their nominees are ineligible to serve as, members of any of our committees, then that committee member must be one of the directors nominated for election by the nominating and governance committee.

        In the shareholders agreement, we agree to include the persons nominated as directors in accordance with the shareholders agreement in the slate of nominees recommended by the board of directors, and Richard D. Kinder and the Sponsor Investors agree with each other to take all necessary action within their power as stockholders to vote in favor of such persons nominated to the board of directors in accordance with the shareholders agreement and to remove any directors as required by the shareholders agreement. If Mr. Kinder or the Sponsor Investors do not vote in accordance with the shareholders agreement to elect or remove any directors, they have granted each other an irrevocable proxy so that their shares may be voted in accordance with the shareholders agreement.

        Under the shareholders agreement, if affiliates of either Goldman Sachs or Highstar Capital LP own between 2.5% and 5% of our outstanding shares of capital stock entitled to vote on the election of directors, then such Sponsor Investor may appoint an observer to participate in meetings of our board of directors or any committee. Any Sponsor Investor that owns at least 1% of our outstanding shares of capital stock entitled to vote on the election of directors also may appoint an observer to participate in meetings of our board of directors or any committee. In addition, the Sponsor Investors have specified rights to appoint observers to the boards and committees of Kinder Morgan G.P., Inc., which is the general partner of KMP, and KMR. Observers may be excluded from the deliberations of any board or committee at the direction of a majority of the members of such board or committee and must comply with applicable laws and regulations. In the event that the participation of an observer appointed by a Sponsor Investor would create a conflict of interest at a meeting, such observer will recuse himself or herself from the related portion of such meeting.

Controlled Company Exemption

        If our board of directors does not satisfy the majority independence requirements of the NYSE, the shareholders agreement provides that we will elect to operate under the controlled company exemption to such independence requirements, if such exemption is available to us. This would mean that our board would not be required to have a majority of independent directors, and our nominating and governance committee and our compensation committee would not be required to consist only of independent directors. If such exemption is not available, our nominating and governance committee will appoint a number of additional directors that meet the independence requirements of the NYSE to cause our board to meet the applicable majority independence standards and the number of directors on our board shall be increased by the number of such additional directors appointed by our nominating and governance committee.

Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates

        So long as any Sponsor Investor owns any Class A shares or shares of common stock received upon conversion of such Class A shares as a result of a mandatory conversion, we have agreed in the shareholders agreement to take certain actions with respect to us and our subsidiaries and affiliates, including the following:

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  upon the reasonable request of the Sponsor Investors, causing director nominees of the Sponsor Investors serving on our board to be appointed to the boards or governing bodies of certain of our subsidiaries (other than Kinder Morgan G.P., Inc., KMP or KMR or any of their subsidiaries);

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  permitting director nominees of the Sponsor Investors to attend meetings of the Kinder Morgan G.P., Inc. board, the KMR board and any committees of such boards, subject to the rights of such boards and committees to exclude them, to applicable regulatory requirements and to such observers' obligation to recuse themselves under specified circumstances;

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  informing the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors of any action that our chief executive officer reasonably believes could impose any filing obligation, restriction or regulatory burden on such Sponsor Investor or its affiliates and not taking specified actions without approval by such Sponsor Investor;

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  keeping the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors informed of any events or changes with respect to any criminal or regulatory investigation involving us or any of our affiliates;

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  reasonably cooperating with the Sponsor Investors that own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors and their affiliates in efforts to mitigate consequences of the events described in the two bullets immediately above;

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  so long as any Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, not taking any action (and taking all stockholder action to prevent our subsidiaries from taking any action) to cause the board of Kinder Morgan G.P., Inc. to consist of less than a majority of independent directors under the applicable NYSE standards; and

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  our not engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions (other than for solely cash consideration) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors, the Class A shares, the Class B shares, the Class C shares and the shares of common stock as they exist on the date of such transaction. A determination that a transaction meets the above requirements requires approval by each of the following: (1) Sponsor Investors holding a majority of our outstanding shares of capital stock then entitled to vote for the election of directors then held by Sponsor Investors that hold Class A shares, (2) Richard D. Kinder (so long as he and his permitted transferees hold Class A shares), (3) holders of a majority of our outstanding Class B shares, and (4) holders of a majority of our outstanding Class C shares. If all requisite stockholders other than the holders of Class C shares approve such a transaction, we generally may engage in such transaction so long as the Class C shares receive the consideration provided in our charter, In addition, if the transaction is otherwise approved by the requisite holders of our capital stock, the Sponsor Investors and Mr. Kinder may decide that the holders of common stock, Class A shares, Class B shares and Class C shares receive the consideration provided in our charter, regardless of whether such transaction is determined to meet the above requirements.

        In addition, Mr. Kinder has agreed until May 15, 2015 to notify the Sponsor Investors prior to his acquisition of, or offer to acquire, any securities of us or any of our publicly-traded subsidiaries in a transaction or a series of related transactions involving a value in excess of $50 million.

Registration Rights

        Our shareholders agreement contains registration rights provisions pursuant to which we may be required to register the sale of shares of common stock issuable upon the conversion of Class A shares owned by the Sponsor Investors or of Class A shares and Class B shares owned by Richard D. Kinder. Under the registration rights provisions, the Sponsor Investors and Richard D. Kinder each have the right to require that we register resales of shares of common stock having an aggregate value of at least $200 million issuable upon the conversion of such Class A shares or Class B shares held by the Sponsor Investors or Richard D. Kinder, as applicable, on their behalf, or such lesser amount that represents all of such holder's remaining shares. Mr. Kinder's shares are subject to specified transfer restrictions. See "—Transfer Restrictions." We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of (1) a regular quarterly blackout period when our directors and executive officers are not permitted to trade, (2) a seven day period (which we may not invoke more than twice in any 12 month period) relating to a securities offering of $150 million or more by KMP or KMR, or (3) a 30-day period (which we may not invoke more than twice in any 12 month period) if the registration would cause the disclosure of specified types of non-public information. The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of our common stock having an aggregate value of at least $500 million.

        Under the registration rights provisions, the Sponsor Investors or Richard D. Kinder also can require us to file a shelf registration statement on Form S-3 for the resale of common stock they may receive upon the conversion of their Class A shares or Class B shares, as applicable. In such event, we have agreed to use our reasonable best efforts to keep a shelf registration statement continuously effective until the earlier of the date on which all registrable securities covered by the shelf registration statement have been sold or otherwise cease to be registrable securities or the date on which the Sponsor Investors no longer collectively hold registrable securities that represent at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        We also have granted piggyback registration rights to holders of Class A shares, Class B shares and Class C shares whenever we propose to register any of our securities under the Securities Act (other than a registration by us on a registration statement on Form S-4 or on a registration statement on Form S-8).

        We have also agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.

        We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and its affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

Corporate Opportunities

        The shareholders agreement provides that the Sponsor Investors and certain of their respective affiliates, including any director nominated by a Sponsor Investor, have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us and our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to it solely in its capacity as such a director. Each director nominated by a Sponsor Investor has agreed to recuse himself or herself from any portion of a board or committee meeting if such director has actual knowledge that the Sponsor Investor that appointed such director (or one of its controlled affiliates) is engaged in or pursuing any business opportunity that such director has actual knowledge that we are also engaged in or evaluating and if such director's participation would cause a conflict of interest.

Other Provisions

        Certain provisions in the shareholders agreement will terminate with respect to a Sponsor Investor when it no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, including the right to nominate director and committee members. If no Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then certain sections of the shareholders agreement will terminate with respect to all Investors, including transfer restrictions, rights to nominate director and committee nominees, and certain actions relating to our subsidiaries and other affiliates. The shareholders agreement will terminate when none of the shareholder parties thereto hold any Class A shares, Class B shares, Class C shares or shares of common stock.

        Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by the following holders:

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  Richard D. Kinder so long as he (together with his permitted transferees) owns shares representing at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

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  the Sponsor Investors holding shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

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  in the case of an amendment or waiver with respect to transfer restrictions, director and committee nominees, observers, independence requirements, voting agreements or proxies, certain actions relating to our subsidiaries and other affiliates, our dividend policy, forfeiture of Class B shares and termination of the shareholders agreement, the Sponsor Investors owning shares representing at least two-thirds of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors,

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  in the case of an amendment or waiver that would modify the rights or obligations of any Sponsor Investor adversely, such Sponsor Investor so affected so long as such Sponsor Investor owns any of our outstanding shares of capital stock entitled to vote on the election of directors,

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  the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors held by Other Management and the Original Stockholders at the closing of our February 2011 initial public offering so long as Other Management and the Original Stockholders own a majority of the voting power held by such holders at the closing of that offering and the applicable amendment or waiver would modify the rights or obligations of Other Management and the Original Stockholders (taken as a whole) adversely and differently from other holders of the same class or classes of capital stock, and

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  in the case of an amendment or waiver that would modify the rights or obligations of the holders (taken as a whole) of Class B shares or Class C shares, as applicable, adversely as compared to the holders of other classes of common stock, the holders of Class B shares representing a majority of the issued and outstanding Class B shares or the holders of Class C shares representing a majority of the issued and outstanding Class C shares, as applicable.

        If no parties meet the conditions set forth in the bullets above, then the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by holders who are party to the shareholders agreement must sign an amendment.

        We have agreed to use our reasonable best efforts to take necessary or appropriate actions upon the request of a Sponsor Investor to ensure that Class A shares can timely convert into shares of common stock as contemplated by our certificate of incorporation. We have also agreed to use our best efforts to obtain governmental and/or regulatory permits or authorizations to enable us to issue and deliver shares of our common stock upon the conversion of our Class A shares, Class B shares and Class C shares.

Indemnification of Directors and Officers

        Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or these other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the DGCL. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also have acknowledged that we are the indemnitor of first resort with respect to such indemnification obligations and that any obligations of a Sponsor Investor and its affiliates to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities are secondary. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. See "—Certain Other Provisions of Our Charter and Bylaws and Delaware Law—Limitations of Liability and Indemnification of Officers and Directors."

SELLING STOCKHOLDERS

        In addition to covering the offering of debt securities by us, this prospectus covers the offering for resale of common stock by selling stockholders. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

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  the name of the selling stockholder;

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  the nature of any position, office or other material relationship which the selling stockholder will have had during the prior three years with us or any of our predecessors or affiliates;

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  the number of shares of common stock owned by the selling stockholder prior to the offering;

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  the number of shares to be offered for the selling stockholder's account; and

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  the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling stockholder after completion of the offering.

PLAN OF DISTRIBUTION

        We may sell the debt securities offered by this prospectus, or any selling stockholders may sell the common stock offered by this prospectus:

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  through agents;

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  through underwriters or dealers;

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  directly to one or more purchasers;

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  pursuant to delayed delivery contracts or forward contracts; or

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  through a combination of any of these methods of sale.

By Agents

        Debt securities and common stock and may be sold through agents designated by us or a selling stockholder, as applicable. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the debt securities of the series offered or the common stock will be acquired by the underwriters for their own account. The underwriters may resell the debt securities or common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities offered will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Debt securities or common stock may also be sold directly by us or a selling stockholder, as applicable. In this case, no underwriters or agents would be involved. We or a selling stockholder may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery Contracts or Forward Contracts

        If indicated in the prospectus supplement, we or a selling stockholder will authorize agents, underwriters or dealers to solicit offers to purchase debt securities from us or common stock from the selling stockholder, as applicable, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

General Information

        The debt securities, when first issued, will have no established trading market. Any underwriters or agents to whom or through whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities.

        The debt securities of the series offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the debt securities.

        Underwriters, dealers and agents that participate in the distribution of the debt securities or common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling stockholder and any profit on the resale of the debt securities or common stock by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.

        Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        One or more firms, referred as "remarketing firms," may also offer or sell the debt securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon the purchase of the debt securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and terms of the agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make because of those liabilities. Remarketing firms or their affiliates may engage in transaction with, or perform services for, us or our affiliates in the ordinary course of their business.

 VALIDITY OF THE SECURITIES

        The validity of the securities being offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

Kinder Morgan, Inc.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Kinder Morgan, Inc. (formerly known as Kinder Morgan Holdco LLC), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in our Annual Report on Form 10-K for the year ended December 31, 2011, is incorporated herein by reference on the authority of such firm as experts in petroleum engineering.

El Paso Corporation

        The consolidated financial statements and schedule of El Paso Corporation appearing in El Paso Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of El Paso Corporation's internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated by reference in this prospectus, which is referred to and made a part of the Registration Statement on Form S-3 filed by Kinder Morgan, Inc. for the registration of Class P common stock and debt securities. The report of Ernst & Young LLP on the consolidated financial statements and schedule of El Paso Corporation as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 is based in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm. The financial statements referred to above are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements of Citrus Corp. and Subsidiaries as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 included in El Paso Corporation's Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference herein, and the consolidated financial statements of El Paso Corporation, to the extent they relate to Citrus Corp. and Subsidiaries, are so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Information incorporated by reference in this prospectus regarding the estimated reserves attributable to certain of El Paso Corporation's natural gas and oil properties were prepared by El Paso and audited by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their report with respect thereto and is incorporated herein upon the authority of such firm as experts in petroleum engineering.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to them. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the pending acquisition of El Paso or to pay dividends are forward-looking statements.

        Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus, may adversely affect results as indicated in forward-looking statements. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and the documents that are filed as exhibits to the registration statement of which this prospectus is a part with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

  •
  our ability to complete the acquisition of El Paso;

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  failure to obtain, delays in obtaining or adverse conditions contained in, any required regulatory approvals;

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  the ability to complete the disposition of El Paso's oil and gas properties and operations on a timely or satisfactory basis;

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  our ability to successfully integrate El Paso's operations and to realize synergies from the acquisition;

  •
  price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, electricity, coal, steel and other bulk materials and chemicals in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in tax laws, principally related to KMP and EPB;

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  indebtedness, not only at the Kinder Morgan, Inc. level, but also at the El Paso, KMP and EPB levels, which could make each vulnerable to general adverse economic and industry conditions, limit their ability to borrow additional funds, and/or place them at competitive disadvantages compared to their competitors that have less debt or have other adverse consequences;

  •
  possible changes in credit ratings;

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  capital markets conditions, inflation and interest rates;

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  changes in laws or regulations, third-party relations and approvals and decisions of courts, regulators and governmental bodies that may adversely affect the business or ability to compete of Kinder Morgan or El Paso;

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  changes in the tariff rates charged by Kinder Morgan's and El Paso's pipeline subsidiaries implemented by the FERC, the CPUC, Canada's National Energy Board or another regulatory agency;

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  the ability to acquire new businesses and assets and integrate those operations into existing operations, as well as the ability to expand facilities;

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  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from terminals or pipelines;

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  the ability to successfully identify and close acquisitions and dispositions and make cost-saving changes in operations;

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  the ability to achieve cost savings and revenue growth;

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  the ability to complete expansion projects on time and on budget;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that use Kinder Morgan's or El Paso's services or provide services or products to them;

  •
  crude oil and natural gas production from exploration and production areas that Kinder Morgan or El Paso serves, such as the Permian and Anadarko basins of West Texas, the U.S. Rocky Mountains, the Marcellus shale gas formation in Pennsylvania, the areas of shale gas formation in Texas, Louisiana and along the Gulf Coast and the Alberta oil sands;

  •
  changes in accounting pronouncements that affect the measurement of results of operations, the timing of when such measurements are to be made and recorded and the disclosures surrounding these activities;

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  the ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts and on acceptable terms to implement that portion of the business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of facilities;

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  interruptions of electric power supply to Kinder Morgan's or El Paso's facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

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  the ability to obtain insurance coverage without significant levels of self-retention of risk;

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  acts of nature, sabotage, terrorism or other similar acts causing damage greater than insurance coverage limits;

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  the political and economic stability of the oil producing nations of the world;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  foreign exchange fluctuations;

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  the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products;

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  the extent of Kinder Morgan's and El Paso's success in discovering, developing and producing oil and gas reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

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  engineering and mechanical or technological difficulties that may be experienced with operational equipment, in well completions and workovers, and in drilling new wells;

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  the uncertainty inherent in estimating future oil and natural gas production or reserves;

  •
  the timing and success of business development efforts;

  •
  unfavorable results of litigation and the fruition of contingencies referred to in the notes to the financial statements included in and incorporated by reference in this prospectus;

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  our dependence on cash distributions from El Paso, KMP and EPB;

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  our ability to pay the anticipated level of dividends;

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  the impact of our and our subsidiaries' financial results on our ability to pay dividends;

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  the effect of steps taken to support KMP and EPB that reduce cash distributions received from those partnerships;

  •
  changes in our dividend policy implemented by our board of directors or resulting from restrictions under Delaware law or the terms of any future indebtedness, including indebtedness incurred in connection with the proposed acquisition of El Paso; and

  •
  those other factors discussed in the sections entitled "Risk Factors" in the documents incorporated by reference into this prospectus.

        Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks described sections entitled "Risk Factors" incorporated by reference into this prospectus or that any of the uncertainties associated with the forward-looking statements discussed in this prospectus will occur, or if any of them do, when they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.